Pioneer Floating Rate Trust

Annual Report | November 30, 2020

Ticker Symbol: PHD

Beginning in or after February 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Trust’s shareholder reports like this one will no longer be sent by mail, unless you specifically request paper copies of the reports from the Trust or from your financial intermediary, such as a broker-dealer, bank or insurance company. Instead, the reports will be made available on the Trust’s website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.
If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications electronically by contacting your financial intermediary or, if you invest directly with the Trust, by calling 1-800-710-0935.
You may elect to receive all future reports in paper free of charge. If you invest directly with the Trust, you can inform the Trust that you wish to continue receiving paper copies of your shareholder reports by calling 1-800-710-0935. If you invest through a financial intermediary, you can contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held within the Pioneer Fund complex if you invest directly.

visit us: www.amundi.com/us

Pioneer Floating Rate Trust | Annual Report | 11/30/20 1

President’s Letter

Dear Shareholders,
With a very turbulent 2020 calendar year finally behind us, the U.S. and global economies still face numerous challenges as the new calendar year dawns. The COVID-19 pandemic has continued to spread, with high numbers of new cases reported in many U.S. states and in other countries. In response, some governments have retightened restrictions on both business and personal activities. However, as 2021 arrived, deployment of the first approved COVID-19 vaccines had already begun, and expectations are for widespread vaccine distribution by the middle of the year.
While there may finally be a light visible at the end of the pandemic tunnel, the long-term impact on the global economy from COVID-19, while currently unknown, is likely to be considerable. It is clear that several industries have already felt greater effects than others, and the markets, which do not thrive on uncertainty, have been volatile, delivering significantly negative performance in the first quarter of 2020, and then recovering most of those losses throughout the following quarters. In fact, the U.S. stock market, as measured by the Standard & Poor’s 500 Index, returned more than 18% for the full 2020 calendar year, an impressive performance given all of the obstacles market participants faced during those 12 months.
However, despite the market rebound since its March 2020 low point, volatility has remained elevated, with momentum rising and falling on seemingly every bit of positive or negative news about the virus, from vaccines to spikes in the number of cases as well as rising hospitalization rates in some areas. In addition, the recent U.S. Presidential and Congressional elections have resulted in a power shift in Washington, D.C., and that most likely portends some changes in fiscal policy. That, too, could lead to increased market volatility as investors analyze the various tax and spending plans, and wait to see what proposed policy alterations actually become law.
With the advent of COVID-19 last winter, we implemented our business continuity plan according to the new COVID-19 guidelines, and most of our employees have been working remotely since March. To date, our operating environment has faced no interruption. I am proud of the careful planning that has taken place and confident we can maintain this environment for as long as is prudent. History in the making for a company that first opened its doors way back in 1928.
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Since 1928, Amundi US’s investment process has been built on a foundation of fundamental research and active management, principles which have guided our investment decisions for more than 90 years. We believe active management – that is, making active investment decisions – can help mitigate the risks during periods of market volatility. As 2020 has reminded us, investment risk can arise from a number of factors in today’s global economy, including slower or stagnating growth, changing U.S. Federal Reserve policy, oil price shocks, political and geopolitical factors and, unfortunately, major public health concerns such as a viral pandemic.
At Amundi US, active management begins with our own fundamental, bottom-up research process. Our team of dedicated research analysts and portfolio managers analyzes each security under consideration, communicating directly with the management teams of the companies issuing the securities and working together to identify those securities that best meet our investment criteria for our family of funds. Our risk management approach begins with each and every security, as we strive to carefully understand the potential opportunity, while considering any and all risk factors.
Today, as investors, we have many options. It is our view that active management can serve shareholders well, not only when markets are thriving, but also during periods of market stress.
As you consider your long-term investment goals, we encourage you to work with your financial professional to develop an investment plan that paves the way for you to pursue both your short-term and long-term goals.
We remain confident that the current crisis, like others in human history, will pass, and we greatly appreciate the trust you have placed in us and look forward to continuing to serve you in the future.
Sincerely,
Lisa M. Jones
Head of the Americas, President and CEO of US.
Amundi Asset Management US, Inc.
January 2021
Any information in this shareowner report regarding market or economic trends or the factors influencing the Trust’s historical or future performance are statements of opinion as of the date of this report. Past performance is no guarantee of future results.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 3

Portfolio Management Discussion | 11/30/20
In the following interview, Jonathan Sharkey discusses the factors that influenced the performance of Pioneer Floating Rate Trust during the 12-month period ended November 30, 2020. Mr. Sharkey, a senior vice president and a portfolio manager at Amundi Asset Management US, Inc. (Amundi US), is responsible for the day-to-day management of the Trust.
Q How did the Trust perform during the 12-month period ended November 30, 2020?
A Pioneer Floating Rate Trust returned 1.89% at net asset value (NAV) and 9.96% at market price during the 12-month period ended November 30, 2020. Please note that, during the period, the Trust announced a tender offer that commenced on November 23, 2020 (see note 11). The Trust’s benchmark, the Standard & Poor’s/Loan Syndications & Trading Association Leveraged Loan Index (the S&P/LSTA Index), returned 3.38% at NAV. Unlike the Trust, the S&P/LSTA Index does not use leverage. While the use of leverage increases investment opportunity, it also increases investment risk.
During the same 12-month period, the average return at NAV of the 52 closed end funds in Morningstar’s Bank Loan Closed End Funds category (which may or may not be leveraged), was 0.65%, and the average return at market price of the closed end funds in the same Morningstar category was -2.35%.
The shares of the Trust were selling at a 3.9% discount to NAV on November 30, 2020. Comparatively, the shares of the Trust were selling at a 12.1% discount to NAV on May 31, 2020.
The Trust’s standardized, 30-day SEC yield was 3.76% on November 30, 2020*.
Q How would you describe the investment environment for investing in bank loans during the 12-month period ended November 30, 2020?
A As the period opened in December 2019, the loan market experienced muted demand in an environment of heightened investor risk-aversion driven by ongoing geopolitical uncertainties, trade war tensions, and concerns about the pace of global economic growth. Mutual funds investing in bank loans continued to experience significant outflows as retail investors responded to the limited near-term prospect of rising short-term
*  The 30-day SEC yield is a standardized formula that is based on the hypothetical annualized earning power (investment income only) of the Trust’s portfolio securities during the period indicated.
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interest rates, given accommodative monetary policy from the Federal Reserve System (Fed). Lower-quality loans, in particular, experienced a headwind from a technical-demand perspective. Specifically, managers of collateralized loan obligations (CLOs), which have typically absorbed the bulk of new issuance, had become increasingly wary of deals in the “B-” rating category, due to the risk of downgrades; CLOs are subject to risk guidelines and typically have had quite limited ability to accommodate loans in the “CCC” rating category. In the early part of the 12-month period, we did see significant refinancing to lower yields among higher-quality loans, given their ratings attractiveness for CLOs.
Beginning in mid-February 2020, the impact of the COVID-19 virus, which first emerged in China but quickly became a pandemic, began to drive performance in the financial markets. Global economies ground to a near halt during March as public health concerns led to the rapid implementation by governments and businesses of extreme measures focused on virus containment. Oil prices also plummeted in response to slumping global demand resulting from the spread of COVID-19 as well as a supply shock spurred by a price war launched on March 8 between Saudi Arabia and Russia.
In the financial markets, uncertainty over the scope and duration of the pandemic crisis as well as investors’ need for cash drove sell-offs across most asset classes and a flight-to-safety trade that drove U.S. Treasury yields to historic lows. Bank loan and high-yield corporate bond prices declined sharply in price as the outlook shifted from growth to recession and investors anticipated a spike in defaults. The Trust’s benchmark, the S&P/LSTA Leveraged Loan Index, declined by 12.37% in March, the second-steepest monthly loss in the history of that index. Volatility in the secondary loan market spiked to all-time highs, with March seeing both the worst and best single-day returns in the history of the loan market. March also saw a record volume of loan ratings downgrades, largely concentrated within lower-quality loans.
The unprecedented shutting down of much of the economy due to COVID-19 spurred extraordinary monetary and fiscal policy responses. First, the Fed jumped into action by dusting off its 2008/2009 policy “playbook” and rapidly rolling out a raft of programs aimed at restoring market liquidity, facilitating credit availability, and boosting investors’ confidence. The measures included reducing the benchmark federal funds rate’s target range to near zero and committing to making purchases of a broad range of fixed-income assets. On the fiscal side, as March drew to a close, the U.S. government passed a $2.2 trillion stimulus bill, followed
Pioneer Floating Rate Trust | Annual Report | 11/30/20 5

weeks later by another aid package worth nearly $500 billion, highlighted by support for small businesses. After volatility in the markets subsided, the three-month London Interbank Offered Rate (LIBOR), which is used to reset loan rates, eventually fell more in line with the federal funds rate, declining from 190 basis points (bps) in November 2019 to 22 bps at the end of the 12-month period, thus putting pressure on the dividend yields of loan funds. (A basis point is equal to 1/100th of a percentage point.)
The unprecedented scope and rapidity of the response from policy makers allowed the markets for riskier assets to regain the ground lost in the immediate aftermath of the COVID-19 shutdowns. The leveraged loan secondary market rebounded in April, with the S&P/LSTA Index gaining 4.50%, its best one-month return in more than 10 years. Loans continued to post positive returns through November, although the pace of gains eased as the 12-month period progressed.
Loans finished the 12-month period in comfortably positive territory. Within the loan market, the oil & gas, gaming & leisure, consumer products, and air transportation segments lagged, while telecommunications, technology, pharmaceuticals, and food products held up relatively well, as those sectors felt fewer negative effects from the COVID-19-related lockdowns and other virus-containment measures.
Q What factors had the biggest effects on the Trust’s performance relative to the benchmark during the 12-month period ended November 30, 2020?
A The Trust’s allocations across various sectors of the loan market contributed positively overall to relative performance during the 12-month period; however, negative security selection results more than offset the benefits of sector allocations. In that vein, as conditions deteriorated during the first quarter of 2020, we further emphasized higher-quality loans within the below-investment-grade loan universe when selecting the portfolio’s positions. The bias towards better quality acted as a constraint on the Trust’s benchmark-relative performance as investors’ appetites for riskier assets returned in the second quarter of 2020.
In industry terms, selection results within telecommunication services detracted from the Trust’s benchmark-relative performance. Within the sector, a position in wireline company Windstream was a notable underperformer for the Trust, as Windstream filed for bankruptcy protection. Despite the Trust’s underweight to leisure versus the benchmark, allocations to the sector proved to be the second-largest
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detractor from relative returns for the 12-month period given the impact of COVID-19 on gym attendance, with portfolio holdings such as 24 Hour Fitness filing for bankruptcy, and large chain LA Fitness requiring additional equity and government support to remain in business. Within energy, the portfolio’s exposure to oilfield services firms, specifically a bond position in FTS International, which filed for bankruptcy, and midstream holdings such as Summit Midstream, weighed on the Trust’s benchmark-relative results due to the significant sell-off in the oil market, which began prior to the COVID-19 outbreak. A slight overweight to aerospace/air transport, historically a fundamentally sound industry, also hurt the Trust’s performance as the economic outlook turned recessionary. Portfolio positions within the segment that were notable laggards during the 12-month period included the bonds of WESCO (aircraft supply chain and components) and Wencor (commercial airline parts manufacturer). Although technology/electronics exposure was a strong contributor to the Trust’s absolute performance, a modest underweight to the industry detracted from benchmark-relative returns as market sentiment with respect to technology-oriented companies held up relatively well, supported in part by the work-from-home trend driven by COVID-19.
On the positive side, security selection results within, and an overweight to the health care sector aided the Trust’s performance, as the portfolio’s holdings were generally able to navigate the pandemic environment successfully and benefited from governmental support. Positive contributions to relative returns within the health care sector were led by a position in Team Health, a physician outsourcing/staffing company. Selection results within mining & metals also aided the Trust’s performance during the 12-month period. A bond position in iron ore producer Cleveland Cliffs was a specific positive performance contributor in that sector. A significant portfolio overweight to autos was another positive for the Trust’s performance, as a shutdown in manufacturing coupled with fiscal stimulus provided to consumers led to a strong rebound in demand. Auto parts restocking also benefited companies such as portfolio holding IXS, while investor sentiment with respect to truck and marine chassis manufacturer Drive Chassis improved along with the recovery in inter-modal freight shipping during the 12-month period, and aided the Trust’s performance. Other individual portfolio names that made notable positive contributions to the Trust’s performance during the period included West Corp., an operator of call centers, pharmaceutical company Endo Pharmaceutical, cloud computing company Rackspace, truck and engine manufacturer Navistar International, and outdoor sporting goods company Bass Pro Shops.
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With regard to non-benchmark holdings, the Trust’s modest exposure to high-yield corporate bonds constituted a drag on performance relative to the S&P/LSTA Index during the 12-month period. Within finance, a portfolio position in aircraft lessor Aviation Capital had a negative impact on relative returns as the pandemic weighed on sentiment with respect to the company’s bonds. Another detractor from performance was Diamond Sports, a regional sports network spun out into Sinclair Broadcasting Group in order to facilitate Disney’s acquisition of 21st Century Fox. Diamond Sports saw the outlook for its debt deteriorate with the absence of sports-related content for several months, due to COVID-19 containment measures. (The Trust had no exposure to Sinclair, Disney, or 21st Century Fox as of November 30, 2020.)
With respect to the remainder of the Trust’s off-benchmark exposures, allocations to private label collateralized mortgage obligations and commercial mortgage-backed securities detracted from relative returns during the 12-month period, while holdings of insurance-linked securities, which are sponsored by property-and-casualty insurers to help mitigate the impact of claims payouts in the wake of natural disasters, benefited the Trust’s performance.
Finally, the Trust’s exposure to index-based credit-default-swap contracts, which we have utilized to maintain the portfolio’s exposure to credit, and also to provide liquidity as a buffer to help manage leverage, positively affected the Trust’s performance during the 12-month period.
Q How did the level of leverage in the Trust change over the 12-month period ended November 30, 2020?
A The Trust employs leverage through a revolving credit facility.
As of November 30, 2020, 27.6% of the Trust’s total managed assets were financed by leverage (or borrowed funds), compared with 32.3% of the Trust’s total managed assets financed by leverage at the start of the period on November 30, 2019. During the 12-month period, the Trust decreased the absolute amount of funds borrowed by a total of $34 million, to $105 million as of November 30, 2020. The Trust decreased the amount of funds borrowed in connection with a tender offer which commenced on November 23, 2020 (see Note 11). The percentage of the Trust’s managed assets financed by leverage decreased during the 12-month period due to the decrease in the amount of funds borrowed by the Trust.
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Q Did the Trust have any investments in any derivative securities during the 12-month period ended November 30, 2020? If so, did the derivatives have any material effect on results?
A The Trust had some exposure to high-yield corporate bonds and investment-grade corporate bonds through index-based credit-default-swap securities during the 12-month period, which we employed principally to help maintain liquidity in the portfolio. The use of these derivatives aided performance by allowing the Trust to gain tactical credit exposure, while maintaining liquidity.
Q Did the Trust’s distributions** to shareholders change during the 12-month period ended November 30, 2020?
A The Trust’s distributions began the 12-month period at $0.0625 per share/per month, declined slightly in the middle of the period, but had recovered back up to $0.0625 per share/per month by the end of the period on November 30, 2020.
Q What is your investment outlook?
A The default rate in the loan market for the 12-month period ended November 30, 2020, was 3.89% by loan volume, above the historical average of slightly over 3%, but below the six-year high of 4.17% that we saw in September. The default rate by number of issuers in the market was 4.27%, also above the long-term average, but representing a decline versus the 10-year high of 4.64%, also in September. The default rate on loans held in the Trust’s portfolio has remained below that of the market by loan volume and by number of issuers, given our bias toward higher-quality holdings.
Expectations for loan defaults going forward have become less extreme compared with estimates during the pandemic-induced sell-off period. Many companies within the industries that have experienced the biggest negative effects of the pandemic, such as movie theaters, fitness centers, and cruise lines, have been able to maintain liquidity by issuing bonds. The gaming sector has rebounded strongly, while the airline industry has benefited from a $25 billion Congressional rescue package.
Our base scenario is that continued support from policymakers in conjunction with the approval and distribution of one or more COVID-19 vaccines could promote a continued, gradual economic recovery in 2021, which in turn may lead to a decline in loan-default rates back to their long-term averages. Despite the rebound in loan valuations that we saw
** Distributions are not guaranteed.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 9

over the second quarter of 2020, our view is that loan spreads, at current levels, more than account for default risk, and that loan prices have the potential to support capital appreciation going forward. (Loan spreads are the interest rates over and above the LIBOR rate charged to borrowers by banks.)
The Fed’s zero-interest-rate policy has put downward pressure on the LIBOR reference rate as well as the Trust’s income generation. While LIBOR troughed during the most recent 12-month period, we have seen the new-issue loan calendar come with LIBOR floors to help offset the low reference rates.
In this challenging environment, we have continued to maintain a focus on quality, and on the careful evaluation of the individual loans held in the Trust’s portfolio.
Please refer to the Schedule of Investments on pages 15–35 for a full listing of Trust securities.
All investments are subject to risk, including the possible loss of principal. In the past several years, financial markets have experienced increased volatility and heightened uncertainty. The market prices of securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic, political, or regulatory conditions, recessions, inflation, changes in interest or currency rates, lack of liquidity in the bond markets, the spread of infectious illness or other public health issues or adverse investor sentiment. These conditions may continue, recur, worsen or spread.
The Trust may invest in derivative securities, which may include futures and options, for a variety of purposes, including: in an attempt to hedge against adverse changes in the marketplace of securities, interest rates or currency exchange rates; as a substitute for purchasing or selling securities; to attempt to increase the Trust’s return as a non-hedging strategy that may be considered speculative; and to manage portfolio characteristics. Using derivatives can increase fund losses and reduce opportunities for gains when the market prices, interest rates or the derivative instruments themselves behave in a way not anticipated by the Trust. These types of instruments can increase price fluctuation.
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The Trust is not limited in the percentage of its assets that may be invested in illiquid securities. Illiquid securities may be difficult to sell at a price reflective of their value at times when the Trust believes it is desirable to do so and the market price of illiquid securities is generally more volatile than that of more liquid securities. Illiquid securities may be difficult to value, and investment of the Trust’s assets in illiquid securities may restrict the Trust’s ability to take advantage of market opportunities.
The Trust employs leverage through a revolving credit facility. Leverage creates significant risks, including the risk that the Trust’s income or capital appreciation from investments purchased with the proceeds of leverage will not be sufficient to cover the cost of leverage, which may adversely affect the return for shareowners.
The Trust is required to maintain certain regulatory and other asset coverage requirements in connection with the Trust’s use of leverage. In order to maintain required asset coverage levels, the Trust may be required to reduce the amount of leverage employed by the Trust, alter the composition of the Trust’s investment portfolio or take other actions at what might be inopportune times in the market. Such actions could reduce the net earnings or returns to shareowners over time, which is likely to result in a decrease in the market value of the Trust’s shares.
Investments in high-yield or lower-rated securities are subject to greater-than-average risk. The Trust may invest in securities of issuers that are in default or that are in bankruptcy.
Investing in foreign and/or emerging markets securities involves risks relating to interest rates, currency exchange rates and economic and political conditions.
The Trust may invest in insurance-linked securities (ILS). The return of principal and the payment of interest on ILS are contingent on the non-occurrence of a pre-defined “trigger” event, such as a hurricane or an earthquake of a specific magnitude.
These risks may increase share price volatility.
Any information in this shareowner report regarding market or economic trends or the factors influencing the Trust’s historical or future performance are statements of opinion as of the date of this report. Past performance is no guarantee of future results.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 11

Portfolio Summary | 11/30/20

Portfolio Diversification

(As a percentage of total investments)*

10 Largest Holdings

(As a percentage of total investments)*

1.	SPDR Blackstone/GSO Senior Loan ETF	3.99%
2.	Invesco Senior Loan ETF (formerly, PowerShares Senior Loan Portfolio)	2.87
3.	Bass Pro Group LLC, Initial Term Loan, 5.75% (LIBOR + 500 bps), 9/25/24	1.29
4.	Prime Security Services Borrower LLC (aka Protection 1 Security Solutions),
	First Lien 2019 Refinancing Term B-1 Loan, 4.25% (LIBOR + 325 bps), 9/23/26	1.22
5.	Rackspace Technology Global, Inc., First Lien Term B Loan, 4.0%
	(LIBOR + 300 bps), 11/3/23	1.16
6.	U.S. Renal Care, Inc., Initial Term Loan, 5.146% (LIBOR + 500 bps), 6/26/26	1.14
7.	Endo Luxembourg Finance Co. I S.a.r.l., Initial Term Loan, 5.0%
	(LIBOR + 425 bps), 4/29/24	1.14
8.	Garda World Security Corp., Initial Term Loan, 4.91% (LIBOR + 475 bps),
	10/30/26	1.11
9.	Allied Universal Holdco LLC (f/k/a USAGM Holdco LLC), Initial Term Loan,
	4.396% (LIBOR + 425 bps), 7/10/26	1.05
10.	Team Health Holdings, Inc., Initial Term Loan, 3.75% (LIBOR + 275 bps), 2/6/24	1.01

*  Excludes temporary cash investments and all derivative contracts except for options purchased. The Trust is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any securities.
** Investment companies that invest at least 80% of their assets in Senior Loans (as defined in the Trust’s prospectus).
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Prices and Distributions | 11/30/20
Market Value per Share^

	11/30/20	11/30/19
Market Value	$10.73	$10.53
Premium/(Discount)	(3.94)%	(10.99)%

Net Asset Value per Share^

	11/30/20	11/30/19
Net Asset Value	$11.17	$11.83

Distributions per Share*:

	Net
	Investment	Short-Term	Long-Term
	Income	Capital Gains	Capital Gains
12/1/19–11/30/20	$0.7425	$ —	$ —

Yields

	11/30/20	11/30/19
30-day SEC Yield	3.76%	5.25%

The data shown above represents past performance, which is no guarantee of future results.
^  Net asset value and market value are published in Barron’s on Saturday, The Wall Street Journal on Monday and The New York Times on Monday and Saturday. Net asset value and market value are published daily on the Trust’s website at www.amundi.com/us.
*  The amount of distributions made to shareowners during the year was in excess of the net investment income earned by the Trust during the year.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 13

Performance Update | 11/30/20
Investment Returns

The mountain chart on the right shows the change in market value, including reinvestment of dividends and distributions, of a $10,000 investment made in shares of Pioneer Floating Rate Trust during the periods shown, compared with the value of the S&P/LSTA Leveraged Loan Index, which provides broad and comprehensive total return metrics of the U.S. universe of syndicated term loans.

Average Annual Total Returns
(As of November 30, 2020)
	Net
	Asset		S&P/LSTA
	Value	Market	Leveraged
Period	(NAV)	Price	Loan Index
10 Years	5.84%	4.89%	4.31%
5 Years	4.87	6.71	4.73
1 Year	1.89	9.96	3.38

Call 1-800-225-6292 or visit www.amundi.com/us for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.
Performance data shown represents past performance. Past performance is no guarantee of future results. Investment return and market price will fluctuate, and your shares may trade below NAV, due to such factors as interest rate changes, and the perceived credit quality of borrowers.
Total investment return does not reflect broker sales charges or commissions. All performance is for shares of the Trust.
Shares of closed-end funds, unlike open-end funds, are not continuously offered. There is a one-time public offering and, once issued, shares of closed-end funds are bought and sold in the open market through a stock exchange and frequently trade at prices lower than their NAV. NAV per share is total assets less total liabilities, which include preferred shares, or borrowings, as applicable, divided by the number of shares outstanding.
When NAV is lower than market price, dividends are assumed to be reinvested at the greater of NAV or 95% of the market price. When NAV is higher, dividends are assumed to be reinvested at prices obtained through open-market purchases under the Trust’s dividend reinvestment plan.
The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Trust distributions or the sale of Trust shares. Had these fees and taxes been reflected, performance would have been lower.
Index returns are calculated monthly, assume reinvestment of dividends and, unlike Trust returns, do not reflect any fees, expenses or sales charges. The index does not use leverage. You cannot invest directly in an index.
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Schedule of Investments | 11/30/20

Principal
Amount
USD ($)		Value
	UNAFFILIATED ISSUERS — 125.1%
	SENIOR SECURED FLOATING RATE LOAN
	INTERESTS — 96.6% of Net Assets*(a)
	Aerospace & Defense — 4.7%
1,217,289	American Airlines, Inc., 2017 Class B Term Loan,
	2.141% (LIBOR + 200 bps), 12/15/23	$ 1,081,431
1,246,875	Delta Air Lines, Inc., Term Loan, 5.75% (LIBOR +
	475 bps), 4/29/23	1,260,902
1,657,065	Jazz Acquisition, Inc., First Lien Initial Term Loan,
	4.4% (LIBOR + 425 bps), 6/19/26	1,532,786
493,750	JetBlue Airways Corp., Term Loan, 6.25% (LIBOR +
	525 bps), 6/17/24	503,111
775,000	MAG DS Corp., Initial Term Loan, 6.5% (LIBOR +
	550 bps), 4/1/27	742,062
1,250,000	Mileage Plus Holdings LLC (Mileage Plus Intellectual
	Property Assets, Ltd.), Initial Term Loan, 6.25%
	(LIBOR + 525 bps), 6/21/27	1,291,812
1,223,712	MRO Holdings, Inc., Initial Term Loan, 5.22% (LIBOR +
	500 bps), 6/4/26	1,036,077
1,943,584	Peraton Corp. (fka MHVC Acquisition Corp.), First Lien
	Initial Term Loan, 6.25% (LIBOR +
	525 bps), 4/29/24	1,943,584
700,000	Spirit Aerosystems, Inc. (fka Mid-Western Aircraft
	Systems, Inc & Onex Wind Finance LP.), Initial Term
	Loan, 6.0% (LIBOR + 525 bps), 1/15/25	708,313
2,960,361	WP CPP Holdings LLC, First Lien Initial Term Loan,
	4.75% (LIBOR + 375 bps), 4/30/25	2,782,739
	Total Aerospace & Defense	$ 12,882,817
	Airlines — 1.8%
2,456,250	Allegiant Travel Co., Replacement Term Loan, 3.214%
	(LIBOR + 300 bps), 2/5/24	$ 2,389,727
1,170,000	Grupo Aeromexico, Sociedad Anonima Bursatil De
	Capital Variable, Senior Secured Tranche 1,
	9.0% (LIBOR + 800 bps), 8/19/22	1,191,937
950,000	Highline Aftermarket Acquisition LLC, First Lien Initial
	Term Loan, 5.25% (LIBOR + 450 bps), 11/9/27	945,250
340,000	SkyMiles IP, Ltd. (Delta Air Lines, Inc.), Initial Term
	Loan, 4.75% (LIBOR + 375 bps), 10/20/27	348,394
	Total Airlines	$ 4,875,308
	Automobile — 4.1%
2,135,537	American Axle & Manufacturing, Inc., Tranche B Term
	Loan, 3.0% (LIBOR + 225 bps), 4/6/24	$ 2,100,072
1,547,426	Commercial Vehicle Group, Inc., Initial Term Loan,
	11.5% (LIBOR + 1,050 bps), 4/12/23	1,501,003
1,000,000	Drive Chassis Holdco LLC, Second Lien Term B Loan,
	9.561% (LIBOR + 825 bps), 4/10/26	989,375
1,500,249	IXS Holdings, Inc., Initial Term Loan, 6.0% (LIBOR +
	500 bps), 3/5/27	1,491,498
2,361,599	Navistar, Inc., Tranche B Term Loan, 3.65% (LIBOR +
	350 bps), 11/6/24	2,355,695

The accompanying notes are an integral part of these financial statements.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 15

Schedule of Investments | 11/30/20 (continued)

Principal
Amount
USD ($)		Value
Automobile — (continued)
1,706,111	Thor Industries, Inc., Initial USD Term Loan, 3.938%
	(LIBOR + 375 bps), 2/1/26	$ 1,701,846
898,483	TI Group Automotive Systems LLC, Initial US Term
	Loan, 4.5% (LIBOR + 375 bps), 12/16/24	896,236
227,868	Wabash National Corp., Term B Loan, 4.0% (LIBOR +
	325 bps), 9/28/27	227,156
	Total Automobile	$ 11,262,881
Banking — 0.6%
500,000	Azalea TopCo, Inc., First Lien 2020 Incremental Term
	Loan, 4.75% (LIBOR + 400 bps), 7/24/26	$ 496,250
1,190,694	Nouryon Finance BV (aka AkzoNobel), Initial Dollar
	Term Loan, 3.141% (LIBOR + 300 bps), 10/1/25	1,170,974
	Total Banking	$ 1,667,224
Broadcasting & Entertainment — 0.5%
1,488,750	Creative Artists Agency LLC, Closing Date Term Loan,
	3.896% (LIBOR + 375 bps), 11/27/26	$ 1,466,419
	Total Broadcasting & Entertainment	$ 1,466,419
Building Materials — 1.0%
1,451,748	CPG International LLC (fka CPG International, Inc.), New
	Term Loan, 4.75% (LIBOR + 375 bps), 5/5/24	$ 1,453,336
1,451,250	WKI Holding Co., Inc. (aka World Kitchen), Initial Term
	Loan, 5.0% (LIBOR + 400 bps), 5/1/24	1,443,994
	Total Building Materials	$ 2,897,330
Buildings & Real Estate — 1.5%
1,488,579	Ply Gem Midco, Inc., Initial Term Loan, 3.88% (LIBOR +
	375 bps), 4/12/25	$ 1,481,136
2,841,420	WireCo WorldGroup, Inc. (WireCo WorldGroup
Finance LP), First Lien Initial Term Loan, 6.0% (LIBOR +
	500 bps), 9/29/23	2,600,342
	Total Buildings & Real Estate	$ 4,081,478
Chemicals — 0.4%
1,000,000	Plaze, Inc., 2020-1 Additional Term Loan, 5.25% (LIBOR +
	425 bps), 8/3/26	$ 988,125
	Total Chemicals	$ 988,125
Chemicals, Plastics & Rubber — 1.7%
423,981	Core & Main LP, Initial Term Loan, 3.75% (LIBOR +
	275 bps), 8/1/24	$ 419,741
265,000	Emerald Performance Materials LLC, Initial Term Loan,
	5.0% (LIBOR + 400 bps), 8/12/25	265,332
1,037,935	Hexion, Inc., USD Term Loan, 3.73% (LIBOR +
	350 bps), 7/1/26	1,032,745

The accompanying notes are an integral part of these financial statements.
16 Pioneer Floating Rate Trust | Annual Report | 11/30/20

Principal
Amount
USD ($)		Value
Chemicals, Plastics & Rubber — (continued)
2,610,951	Tronox Finance LLC, First Lien Initial Dollar Term Loan,
	3.176% (LIBOR + 300 bps), 9/23/24	$ 2,583,209
436,693	Twist Beauty International Holdings SA, Facility B2, 4.0%
	(LIBOR + 300 bps), 4/22/24	417,042
	Total Chemicals, Plastics & Rubber	$ 4,718,069
Computers & Electronics — 6.1%
1,135,000	Ahead DB Holdings LLC, First Lien Initial Term Loan,
	6.0% (LIBOR + 500 bps), 10/18/27	$ 1,098,112
234,715	Applied Systems, Inc., First Lien Closing Date Term
	Loan, 4.0% (LIBOR + 300 bps), 9/19/24	234,379
2,750,000	Applied Systems, Inc., Second Lien Initial Term Loan,
	8.0% (LIBOR + 700 bps), 9/19/25	2,766,041
2,211,116	Chloe OX Parent LLC, Initial Term Loan, 5.5% (LIBOR +
	450 bps), 12/23/24	2,150,311
1,708,822	CornerStone OnDemand, Inc., Term Loan, 4.396%
	(LIBOR + 425 bps), 4/22/27	1,710,157
325,000	ECi Macola/MAX Holding LLC (ECI Software
Solution, Inc.), First Lien Initial Term Loan, 4.5% (LIBOR +
	375 bps), 11/9/27	322,816
1,755,648	Energy Acquisition LP (aka Electrical Components
International), First Lien Initial Term Loan,
	4.396% (LIBOR + 425 bps), 6/26/25	1,684,690
1,250,000	LogMeIn, Inc., First Lien Initial Term Loan, 4.888%
	(LIBOR + 475 bps), 8/31/27	1,237,695
3,120,000	Pitney Bowes, Inc., Incremental Tranche B Term Loan,
	5.65% (LIBOR + 550 bps), 1/7/25	3,092,700
2,651,376	Ultra Clean Holdings, Inc., Term B Loan, 4.646% (LIBOR +
	450 bps), 8/27/25	2,651,376
	Total Computers & Electronics	$ 16,948,277
Construction & Building — 0.8%
750,000(b)	CP Atlas Buyer, Inc., Initial Tranche B-1 Term
	Loan, 11/23/27	$ 750,187
250,000(b)	CP Atlas Buyer, Inc., Initial Tranche B-2 Term
	Loan, 11/23/27	250,063
1,255,836	Quikrete Holdings, Inc., First Lien Initial Term Loan,
	2.646% (LIBOR + 250 bps), 2/1/27	1,239,963
	Total Construction & Building	$ 2,240,213
Consumer Nondurables — 0.5%
1,488,750	Sunshine Luxembourg VII S.a.r.l., Facility B1, 5.25%
	(LIBOR + 425 bps), 10/1/26	$ 1,488,628
	Total Consumer Nondurables	$ 1,488,628

The accompanying notes are an integral part of these financial statements.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 17

Schedule of Investments | 11/30/20 (continued)

Principal
Amount
USD ($)		Value
	Consumer Services — 1.5%
4,236,389	Prime Security Services Borrower LLC (aka Protection 1
	Security Solutions), First Lien 2019 Refinancing
	Term B-1 Loan, 4.25% (LIBOR + 325 bps), 9/23/26	$ 4,220,020
	Total Consumer Services	$ 4,220,020
	Containers, Packaging & Glass — 1.6%
725,000	Graham Packaging Co., Inc., Initial Term Loan, 4.5%
	(LIBOR + 375 bps), 8/4/27	$ 725,050
1,575,000	Pactiv Evergreen, Inc., Tranche B-1 US Term Loan, 2.896%
	(LIBOR + 275 bps/PRIME + 175 bps), 2/5/23	739,436
747,494	Pactiv Evergreen, Inc., Tranche B-2 US Term Loan, 3.396%
	(LIBOR + 325 bps), 2/5/26	1,551,572
1,488,750	Pregis TopCo LLC, First Lien Initial Term Loan, 3.896%
	(LIBOR + 375 bps), 7/31/26	1,471,692
	Total Containers, Packaging & Glass	$ 4,487,750
	Diversified & Conglomerate Manufacturing — 2.1%
864,112	ExamWorks Group, Inc. (fka Gold Merger Co., Inc.),
	Term B-1 Loan, 4.25% (LIBOR + 325 bps), 7/27/23	$ 860,440
3,854,092	Garda World Security Corp., Initial Term Loan, 4.91%
	(LIBOR + 475 bps), 10/30/26	3,852,485
1,002,613	Pelican Products, Inc., First Lien Term Loan, 4.5%
	(LIBOR + 350 bps), 5/1/25	975,668
	Total Diversified & Conglomerate Manufacturing	$ 5,688,593
	Diversified & Conglomerate Service — 9.6%
1,955,623	Albany Molecular Research, Inc., First Lien Initial Term
	Loan, 4.25% (LIBOR + 325 bps), 8/30/24	$ 1,952,690
2,168,709	Alion Science & Technology Corp., First Line
	Replacement Term Loan, 4.75% (LIBOR +
	375 bps), 7/23/24	2,182,264
3,640,006	Allied Universal Holdco LLC (f/k/a USAGM Holdco LLC),
	Initial Term Loan, 4.396% (LIBOR + 425 bps), 7/10/26	3,621,581
1,000,000	Camelot U.S. Acquisition 1 Co. (aka Thomson Reuters
	Intellectual Property & Science), Amendment No. 2
	Incremental Term Loan, 4.0% (LIBOR +
	300 bps), 10/30/26	997,812
1,996,467	CB Poly Investments LLC, First Lien Closing Date Term
	Loan, 5.5% (LIBOR + 450 bps), 8/16/23	1,846,732
999,792	DG Investment Intermediate Holdings 2, Inc. (aka
	Convergint Technologies Holdings LLC), First Lien Initial
	Term Loan, 3.75% (LIBOR + 300 bps), 2/3/25	979,484
2,422,427	DTI Holdco, Inc., Replacement B-1 Term Loan, 5.75%
	(LIBOR + 475 bps), 9/29/23	2,194,026
1,532,082	First Brands Group LLC, First Lien Tranche B-3 Term
	Loan, 8.5% (LIBOR + 750 bps), 2/2/24	1,532,082
1,407,892	Gates Global LLC, Initial B-2 Dollar Term Loan, 3.75%
	(LIBOR + 275 bps), 4/1/24	1,398,017
1,324,237	Intrado Corp., Incremental Term B-1 Loan, 4.5% (LIBOR +
	350 bps), 10/10/24	1,257,198
2,391,521	Intrado Corp., Initial Term B Loan, 5.0% (LIBOR +
	400 bps), 10/10/24	2,281,767

The accompanying notes are an integral part of these financial statements.
18 Pioneer Floating Rate Trust | Annual Report | 11/30/20

Principal
Amount
USD ($)		Value
Diversified & Conglomerate Service — (continued)
1,974,797	Mitchell International, Inc., First Lien Initial Term Loan,
	3.396% (LIBOR + 325 bps), 11/29/24	$ 1,913,496
807,655	Sound Inpatient Physicians, Inc., Second Lien Initial
	Term Loan, 6.896% (LIBOR + 675 bps), 6/26/26	799,578
3,955,508	Team Health Holdings, Inc., Initial Term Loan, 3.75%
	(LIBOR + 275 bps), 2/6/24	3,480,847
	Total Diversified & Conglomerate Service	$ 26,437,574
Electric & Electrical — 1.4%
4,020,625	Rackspace Technology Global, Inc., First Lien Term B
	Loan, 4.0% (LIBOR + 300 bps), 11/3/23	$ 3,998,287
	Total Electric & Electrical	$ 3,998,287
Electronics — 1.9%
2,351,820	Natel Engineering Co., Inc., Initial Term Loan, 6.0%
	(LIBOR + 500 bps), 4/30/26	$ 2,075,481
3,260,417	Scientific Games International, Inc., Initial Term B-5
	Loan, 2.896% (LIBOR + 275 bps), 8/14/24	3,149,019
	Total Electronics	$ 5,224,500
Financial Services — 1.8%
2,372,116	Blackhawk Network Holdings, Inc., First Lien Term
	Loan, 3.146% (LIBOR + 300 bps), 6/15/25	$ 2,269,523
656,721	Cardtronics USA, Inc., Initial Term Loan, 5.0% (LIBOR +
	400 bps), 6/29/27	658,691
1,905,288	Everi Payments, Inc., Term B loan, 3.75% (LIBOR +
	275 bps), 5/9/24	1,866,189
99,750	Everi Payments, Inc., Term Loan, 11.5% (LIBOR +
	1,050 bps), 5/9/24	103,989
	Total Financial Services	$ 4,898,392
Forest Products — 1.1%
1,750,000	Chobani LLC, 2020 New Term Loan, 4.5% (LIBOR +
	350 bps), 10/25/27	$ 1,745,312
1,310,814	ProAmpac PG Borrower LLC, First Lien 2020-1 Term
	Loan, 5.0% (LIBOR + 400 bps), 11/3/25	1,297,706
	Total Forest Products	$ 3,043,018
Gaming and Hotels — 0.2%
439,135	PCI Gaming Authority, Term B Facility Loan, 2.646%
	(LIBOR + 250 bps), 5/29/26	$ 431,274
	Total Gaming and Hotels	$ 431,274
Healthcare — 2.1%
525,000	CNT Holdings I Corp, First Lien Initial Term Loan, 4.5%
	(LIBOR + 375 bps), 11/8/27	$ 521,842
629,118	Milano Acquisition Corp., First Lien Term B Loan, 4.75%
	(LIBOR + 400 bps), 10/1/27	624,923
3,225,625	Option Care Health, Inc., Term B Loan, 4.396% (LIBOR +
	425 bps), 8/6/26	3,217,561

The accompanying notes are an integral part of these financial statements.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 19

Schedule of Investments | 11/30/20 (continued)

Principal
Amount
USD ($)		Value
	Healthcare — (continued)
1,382,553	Phoenix Guarantor, Inc. (aka Brightspring), First Lien
	Tranche B-1 Term Loan, 3.4% (LIBOR +
	325 bps), 3/5/26	$ 1,366,135
	Total Healthcare	$ 5,730,461
	Healthcare & Pharmaceuticals — 6.2%
3,212,002	Alphabet Holding Co., Inc. (aka Nature’s Bounty), First
	Lien Initial Term Loan, 3.646% (LIBOR +
	350 bps), 9/26/24	$ 3,150,916
1,500,000	Alphabet Holding Co., Inc. (aka Nature’s Bounty),
	Second Lien Initial Term Loan, 7.896% (LIBOR +
	775 bps), 9/26/25	1,461,875
4,037,182	Endo Luxembourg Finance Co. I S.a.r.l., Initial Term
	Loan, 5.0% (LIBOR + 425 bps), 4/29/24	3,931,206
1,488,750	FC Compassus LLC, Initial Term Loan, 6.0% (LIBOR +
	500 bps), 12/31/26	1,477,584
1,571,038	Kindred Healthcare LLC, Closing Date Term Loan,
	5.188% (LIBOR + 500 bps), 7/2/25	1,573,002
1,265,427	NMN Holdings III Corp., First Lien Closing Date Term
	Loan, 3.679% (LIBOR + 350 bps), 11/13/25	1,230,627
218,576	NMN Holdings III Corp., First Lien Delayed Draw Term
	Loan, 4.011% (LIBOR + 375 bps/PRIME +
	275 bps), 11/13/25	212,565
750,000	Parexel International Corp., Initial Term Loan, 2.896%
	(LIBOR + 275 bps), 9/27/24	735,234
1,872,669	Sotera Health Holdings LLC, First Lien Initial Term Loan,
	5.5% (LIBOR + 450 bps), 12/11/26	1,875,478
1,485,000	Upstream Newco, Inc., First Lien Initial Term Loan,
	4.646% (LIBOR + 450 bps), 11/20/26	1,447,875
	Total Healthcare & Pharmaceuticals	$ 17,096,362
	Healthcare, Education & Childcare — 5.0%
1,512,917	Alliance HealthCare Services, Inc., Second Lien Initial
	Term Loan, 12.0% (LIBOR + 1,100 bps), 4/24/24	$ 707,289
2,887,237	ATI Holdings Acquisition, Inc., First Lien Initial Term
	Loan, 4.5% (LIBOR + 350 bps), 5/10/23	2,778,965
2,704,225	KUEHG Corp. (fka KC MergerSub, Inc.) (aka KinderCare),
	Term B-3 Loan, 4.75% (LIBOR + 375 bps), 2/21/25	2,585,240
1,413,103	LifePoint Health, Inc. (fka Regionalcare Hospital
	Partners Holdings, Inc.), First Lien Term B Loan, 3.896%
	(LIBOR + 375 bps), 11/16/25	1,395,665
1,809,736	Quorum Health Corp., Exit Term Loan, 9.25% (LIBOR +
	825 bps), 4/29/25	1,757,706
537,300	Surgery Center Holdings, Inc., 2020 Incremental Term
	Loan, 9.0% (LIBOR + 800 bps), 9/3/24	550,665
3,967,456	U.S. Renal Care, Inc., Initial Term Loan, 5.146% (LIBOR +
	500 bps), 6/26/26	3,941,005
	Total Healthcare, Education & Childcare	$ 13,716,535

The accompanying notes are an integral part of these financial statements.
20 Pioneer Floating Rate Trust | Annual Report | 11/30/20

Principal
Amount
USD ($)		Value
	Hotel, Gaming & Leisure — 2.8%
2,218,947	Caesars Resort Collection LLC, Term B Loan, 2.896%
	(LIBOR + 275 bps), 12/23/24	$ 2,151,129
1,100,000	Caesars Resort Collection LLC, Term B-1 Loan, 4.646%
	(LIBOR + 450 bps), 7/21/25	1,091,652
215,169	Flutter Entertainment plc, USD Term Loan, 3.72%
	(LIBOR + 350 bps), 7/10/25	215,853
231,125	Golden Nugget Online Gaming, Inc., 2020 Buyback Term
	Loan, 13.0% (LIBOR + 1,200 bps), 10/4/23	266,949
18,875	Golden Nugget Online Gaming, Inc., 2020 Initial Term
	Loan, 13.0% (LIBOR + 1,200 bps), 10/4/23	21,801
2,986,004	Golden Nugget, Inc. (aka Landry’s, Inc.), Initial Term B
	Loan, 3.25% (LIBOR + 250 bps), 10/4/23	2,847,901
1,290,306	Penn National Gaming, Inc., Term B-1 Facility Loan, 3.0%
	(LIBOR + 225 bps), 10/15/25	1,269,631
	Total Hotel, Gaming & Leisure	$ 7,864,916
	Insurance — 3.7%
992,462	Alliant Holdings Intermediate LLC, 2019 New Term Loan,
	3.393% (LIBOR + 325 bps), 5/9/25	$ 970,364
523,688	AqGen Ascensus, Inc., First Lien Seventh Amendment
	Replacement Term Loan, 5.0% (LIBOR +
	400 bps), 12/3/26	521,069
1,590,930	Confie Seguros Holding II Co., Term B Loan, 5.75%
	(LIBOR + 475 bps), 4/19/22	1,570,713
1,247,791	Integro Parent, Inc., First Lien Initial Term Loan, 6.75%
	(LIBOR + 575 bps), 10/31/22	1,210,357
1,196,605	MPH Acquisition Holdings LLC, Initial Term Loan, 3.75%
	(LIBOR + 275 bps), 6/7/23	1,182,097
1,250,000	Navicure, Inc., First Lien 2020 Incremental Term Loan,
	4.75% (LIBOR + 400 bps), 10/22/26	1,248,437
1,728,125	Sedgwick Claims Management Services, Inc. (Lightning
	Cayman Merger Sub, Ltd.), 2019 Term Loan, 4.146%
	(LIBOR + 400 bps), 9/3/26	1,711,805
249,375	Sedgwick Claims Management Services, Inc. (Lightning
	Cayman Merger Sub, Ltd.), 2020 Term Loan, 5.25%
	(LIBOR + 425 bps), 9/3/26	250,622
1,619,900	USI, Inc. (fka Compass Investors, Inc.), 2017 New Term
	Loan, 3.22% (LIBOR + 300 bps), 5/16/24	1,588,514
	Total Insurance	$ 10,253,978
	Leasing — 0.5%
1,550,000	Fly Funding II S.a.r.l., Term B Loan, 7.0% (LIBOR +
	600 bps), 10/15/25	$ 1,499,625
	Total Leasing	$ 1,499,625

The accompanying notes are an integral part of these financial statements.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 21

Schedule of Investments | 11/30/20 (continued)

Principal
Amount
USD ($)		Value
Leisure & Entertainment — 1.5%
1,082,266(b)(c)	24 Hour Fitness Worldwide, Inc., Term Loan (LIBOR +
	350 bps), 5/30/25	$ 27,902
1,989,899	AMC Entertainment Holdings, Inc. (fka AMC
Entertainment, Inc.), Term B-1 Loan, 3.23% (LIBOR +
	300 bps/PRIME + 200 bps), 4/22/26	1,518,169
1,645,875	Carnival Corp., Initial Advance, 8.5% (LIBOR +
	750 bps), 6/30/25	1,705,538
928,057	Fitness International LLC, Term B Loan, 4.25% (LIBOR +
	325 bps), 4/18/25	781,888
	Total Leisure & Entertainment	$ 4,033,497
Machinery — 1.8%
1,421,164	Blount International, Inc., New Refinancing Term Loan,
	4.75% (LIBOR + 375 bps), 4/12/23	$ 1,424,717
851,429	CTC AcquiCo GmbH, Facility B2, 2.897% (LIBOR +
	275 bps), 3/7/25	808,857
1,240,625	MHI Holdings LLC, Initial Term Loan, 5.146% (LIBOR +
	500 bps), 9/21/26	1,234,422
97,196	NN, Inc., Tranche B Term Loan, 6.5% (LIBOR +
	575 bps), 10/19/22	96,791
384,755	Shape Technologies Group, Inc., Initial Term Loan,
	3.146% (LIBOR + 300 bps), 4/21/25	311,651
1,035,865	Welbilt, Inc. (fka Manitowoc Foodservice, Inc.), Term B
	Loan, 2.647% (LIBOR + 250 bps), 10/23/25	982,130
	Total Machinery	$ 4,858,568
Media — 0.7%
1,977,196	Altice France SA, USD TLB-13 Incremental Term Loan,
	4.237% (LIBOR + 400 bps), 8/14/26	$ 1,962,367
	Total Media	$ 1,962,367
Metals & Mining — 2.1%
930,511	Atkore International, Inc., First Lien Initial Incremental
	Term Loan, 3.75% (LIBOR + 275 bps), 12/22/23	$ 929,445
1,508,411	BWay Holding Co., Initial Term Loan, 3.48% (LIBOR +
	325 bps), 4/3/24	1,440,399
2,887,704	Phoenix Services International LLC, Term B Loan, 4.75%
	(LIBOR + 375 bps), 3/1/25	2,828,145
746,142	TMS International Corp. (aka Tube City IMS Corp.),
	Term B-2 Loan, 3.75% (LIBOR + 275 bps), 8/14/24	740,546
	Total Metals & Mining	$ 5,938,535
Oil & Gas — 1.8%
540,375	Centurion Pipeline Co. LLC (fka Lotus Midstream LLC),
Initial Term Loan, 3.396% (LIBOR +
	325 bps), 9/29/25	$ 534,634
612,500	NorthRiver Midstream Finance LP, Initial Term B Loan,
	3.475% (LIBOR + 325 bps), 10/1/25	591,971
1,609,222(b)	Summit Midstream Partners Holdings LLC, Term Loan
	Credit Facility (LIBOR + 600 bps), 5/13/22	362,075

The accompanying notes are an integral part of these financial statements.
22 Pioneer Floating Rate Trust | Annual Report | 11/30/20

Principal
Amount
USD ($)		Value
	Oil & Gas — (continued)
3,562,000	Traverse Midstream Partners LLC, Advance, 6.5%
	(LIBOR + 550 bps), 9/27/24	$ 3,379,447
	Total Oil & Gas	$ 4,868,127
	Personal, Food & Miscellaneous Services — 1.6%
2,513,592	IRB Holding Corp. (aka Arby’s/Buffalo Wild Wings),
	2020 Replacement Term B Loan, 3.75% (LIBOR +
	275 bps), 2/5/25	$ 2,474,666
992,031	Knowlton Development Corp., Inc., Initial Term Loan,
	3.896% (LIBOR + 375 bps), 12/22/25	982,111
1,000,000	Parfums Holding Co., Inc., Second Lien Initial Term Loan,
	9.977% (LIBOR + 875 bps/PRIME + 775 bps), 6/30/25	957,500
	Total Personal, Food & Miscellaneous Services	$ 4,414,277
	Printing & Publishing — 0.7%
1,393,000	Nielsen Finance LLC, Dollar Term B-5 Loan, 4.75%
	(LIBOR + 375 bps), 6/4/25	$ 1,398,920
454,779	Trader Corp., First Lien 2017 Refinancing Term Loan,
	4.0% (LIBOR + 300 bps), 9/28/23	451,369
	Total Printing & Publishing	$ 1,850,289
	Professional & Business Services — 7.2%
995,000	AI Convoy (Luxembourg) S.a.r.l., Facility B, 4.5%
	(LIBOR + 350 bps), 1/18/27	$ 993,756
1,800,000(b)	Amentum Government Services Holdings LLC,
	Incremental Term Loan, 1/29/27	1,789,875
1,492,500	APX Group, Inc., Initial Loan, 5.146% (LIBOR + 500 bps/
	PRIME + 400 bps), 12/31/25	1,482,862
2,969,924	athenahealth, Inc., First Lien Term B Loan, 4.75%
	(LIBOR + 450 bps), 2/11/26	2,958,787
987,500	Blackstone CQP Holdco LP, Initial Term Loan, 3.725%
	(LIBOR + 350 bps), 9/30/24	978,242
2,107,462	Clear Channel Outdoor Holdings, Inc., Term B Loan,
	3.714% (LIBOR + 350 bps), 8/21/26	1,982,770
1,485,000	Ensemble RCM LLC, Closing Date Term Loan, 3.964%
	(LIBOR + 375 bps), 8/3/26	1,480,359
1,481,250	MYOB US Borrower LLC, First Lien Initial US Term Loan,
	4.146% (LIBOR + 400 bps), 5/6/26	1,451,625
1,050,000	PAE Incorporated, First Lien Initial Term Loan, 5.25%
	(LIBOR + 450 bps), 10/19/27	1,048,031
2,005,630	Pre-Paid Legal Services, Inc. (aka LegalShield), First Lien
	Initial Term Loan, 3.396% (LIBOR +
	325 bps), 5/1/25	1,956,743
1,136,822	SIWF Holdings, Inc. (aka Spring Window Fashions),
	First Lien Initial Term Loan, 4.396% (LIBOR +
	425 bps), 6/15/25	1,119,060
735,000	Tosca Services LLC, First Lien Term Loan, 5.25%
	(LIBOR + 425 bps), 8/18/27	738,675

The accompanying notes are an integral part of these financial statements.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 23

Schedule of Investments | 11/30/20 (continued)

Principal
Amount
USD ($)		Value
Professional & Business Services — (continued)
1,920,295	Verscend Holding Corp., Term B Loan, 4.646%
	(LIBOR + 450 bps), 8/27/25	$ 1,919,494
	Total Professional & Business Services	$ 19,900,279
Retail — 5.9%
4,441,887	Bass Pro Group LLC, Initial Term Loan, 5.75% (LIBOR +
	500 bps), 9/25/24	$ 4,448,980
2,228,138	Dealer Tire LLC, Term B-1 Loan, 4.396% (LIBOR +
	425 bps), 12/12/25	2,204,464
975,000	Harbor Freight Tools USA, Inc., Initial Term Loan, 4.0%
	(LIBOR + 325 bps), 10/19/27	970,038
2,208,969	Michaels Stores, Inc., 2020 Refinancing Term B Loan,
	4.25% (LIBOR + 350 bps), 10/1/27	2,182,737
1,958,481	PetSmart, Inc., Amended Term Loan, 4.5% (LIBOR +
	350 bps), 3/11/22	1,951,343
3,193,745	Staples, Inc., 2019 Refinancing New Term B-2 Loan,
	4.714% (LIBOR + 450 bps), 9/12/24	3,111,241
650,000	TruGreen LP, First Lien Second Refinancing Term Loan,
	4.75% (LIBOR + 400 bps), 11/2/27	649,188
856,540	United Natural Foods, Inc., Initial Term Loan, 4.396%
	(LIBOR + 425 bps), 10/22/25	852,257
	Total Retail	$ 16,370,248
Securities & Trusts — 1.2%
1,514,553	KSBR Holding Corp., Initial Term Loan, 3.393% (LIBOR +
	325 bps), 4/15/26	$ 1,507,609
1,861,776	Spectacle Gary Holdings LLC, Closing Date Term Loan,
	11.0% (LIBOR + 900 bps), 12/23/25	1,829,195
	Total Securities & Trusts	$ 3,336,804
Telecommunications — 2.3%
1,765,001	Commscope, Inc., Initial Term Loan, 3.396% (LIBOR +
	325 bps), 4/6/26	$ 1,739,786
800,000	Consolidated Communications, Inc., Initial Term Loan,
	5.75% (LIBOR + 475 bps), 10/2/27	801,834
675,000	Frontier Communications Corp., Initial Term Loan,
	5.75% (LIBOR + 475 bps), 10/8/21	677,531
500,000(b)	Virgin Media Bristol LLC, Term Q Loan, 1/31/29	497,125
798,000	Windstream Services II LLC, Initial Term Loan, 7.25%
	(LIBOR + 625 bps), 9/21/27	768,740
1,998,475	Xplornet Communications, Inc., Initial Term Loan,
	4.898% (LIBOR + 475 bps), 6/10/27	1,980,676
	Total Telecommunications	$ 6,465,692
Textile & Apparel — 1.0%
2,476,212	Adient US LLC, Initial Term Loan, 4.413% (LIBOR +
	425 bps), 5/6/24	$ 2,408,116
350,000	Canada Goose, Inc., 2020 Refinancing Term Loan, 5.0%
	(LIBOR + 425 bps), 10/7/27	350,219
	Total Textile & Apparel	$ 2,758,335

The accompanying notes are an integral part of these financial statements.
24 Pioneer Floating Rate Trust | Annual Report | 11/30/20

Principal
Amount
USD ($)		Value
Transport — 0.4%
1,117,994	Patriot Container Corp. (aka Wastequip), First Lien
Closing Date Term Loan, 4.5% (LIBOR +
	350 bps), 3/20/25	$ 1,094,237
	Total Transport	$ 1,094,237
Transportation — 0.7%
2,200,949	Envision Healthcare Corp., Initial Term Loan, 3.896%
	(LIBOR + 375 bps), 10/10/25	$ 1,810,967
257,522	Syncreon Group BV, Second Out Term Loan, 7.0%
	(LIBOR + 600 bps), 4/1/25	247,543
	Total Transportation	$ 2,058,510
Utilities — 2.5%
671,522	Compass Power Generation LLC, Tranche B-1 Term
	Loan, 4.5% (LIBOR + 350 bps), 12/20/24	$ 667,325
1,929,719	Eastern Power LLC (Eastern Covert Midco LLC)
(aka TPF II LC LLC), Term Loan, 4.75% (LIBOR +
	375 bps), 10/2/25	1,928,245
1,968,022	Edgewater Generation LLC, Term Loan, 3.896%
	(LIBOR + 375 bps), 12/13/25	1,930,968
997,500	Hamilton Projects Acquiror LLC, Term Loan, 5.75%
	(LIBOR + 475 bps), 6/17/27	998,539
1,451,363	PG&E Corp., Term Loan, 5.5% (LIBOR + 450 bps), 6/23/25	1,464,969
	Total Utilities	$ 6,990,046
TOTAL SENIOR SECURED FLOATING RATE LOAN INTERESTS
	(Cost $269,372,239)	$267,007,865

Shares
COMMON STOCKS — 0.5% of Net Assets
Energy Equipment & Services — 0.5%
72,091(d)	FTS International, Inc.	$ 1,347,381
	Total Energy Equipment & Services	$ 1,347,381
Specialty Retail — 0.0%†
91,346+^(d)	Targus Cayman SubCo., Ltd.	$ 120,576
	Total Specialty Retail	$ 120,576
TOTAL COMMON STOCKS
	(Cost $2,065,469)	$ 1,467,957

The accompanying notes are an integral part of these financial statements.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 25

Schedule of Investments | 11/30/20 (continued)

Principal
Amount
USD ($)		Value
ASSET BACKED SECURITIES — 1.4% of Net Assets
1,000,000(a)	522 Funding Clo, Ltd., Series 2019-4A, Class E, 7.218%
	(3 Month USD LIBOR + 700 bps), 4/20/30 (144A)	$ 937,476
1,000,000(a)	Goldentree Loan Management US CLO 2, Ltd., Series
2017-2A, Class E, 4.918% (3 Month USD LIBOR +
	470 bps), 11/28/30 (144A)	879,237
1,000,000(a)	Madison Park Funding XXII, Ltd., Series 2016-22A,
Class ER, 6.937% (3 Month USD LIBOR +
	670 bps), 1/15/33 (144A)	959,585
1,000,000(a)	Octagon Investment Partners XXI, Ltd., Series 2014-1A,
Class DRR, 7.221% (3 Month USD LIBOR +
	700 bps), 2/14/31 (144A)	967,133
TOTAL ASSET BACKED SECURITIES
	(Cost $3,935,369)	$ 3,743,431
COLLATERALIZED MORTGAGE OBLIGATIONS —
1.5% of Net Assets
4,100,000(a)	Connecticut Avenue Securities Trust, Series 2019-HRP1,
Class B1, 9.4% (1 Month USD LIBOR + 925 bps),
	11/25/39 (144A)	$ 3,363,731
760,000(a)	Freddie Mac Stacr Trust, Series 2019-HQA1, Class B2,
12.4% (1 Month USD LIBOR + 1,225 bps),
	2/25/49 (144A)	802,950
TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS
	(Cost $4,860,000)	$ 4,166,681
COMMERCIAL MORTGAGE-BACKED
SECURITIES — 0.5% of Net Assets
235,938(a)	FREMF Mortgage Trust, Series 2020-KF74, Class C, 6.37%
	(1 Month USD LIBOR + 623 bps), 1/25/27 (144A)	$ 227,299
625,000(a)	Morgan Stanley Capital I Trust, Series 2019-BPR,
Class D, 4.141% (1 Month USD LIBOR +
	400 bps), 5/15/36 (144A)	474,024
1,000,000	Wells Fargo Commercial Mortgage Trust, Series
	2015-C28, Class E, 3.0%, 5/15/48 (144A)	574,741
TOTAL COMMERCIAL MORTGAGE-BACKED SECURITIES
	(Cost $1,630,858)	$ 1,276,064
CORPORATE BONDS — 15.2% of Net Assets
Advertising — 0.5%
1,250,000	MDC Partners, Inc., 6.5%, 5/1/24 (144A)	$ 1,231,250
	Total Advertising	$ 1,231,250
Banks — 0.6%
1,000,000(e)(f)	Citigroup, Inc., 4.7% (SOFRRATE + 323 bps)	$ 1,021,550
700,000(e)(f)	Credit Suisse Group AG, 7.5% (5 Year USD Swap
	Rate + 460 bps) (144A)	762,090
	Total Banks	$ 1,783,640

The accompanying notes are an integral part of these financial statements.
26 Pioneer Floating Rate Trust | Annual Report | 11/30/20

Principal
Amount
USD ($)		Value
Building Materials — 0.4%
996,000	Patrick Industries, Inc., 7.5%, 10/15/27 (144A)	$ 1,080,660
	Total Building Materials	$ 1,080,660
Chemicals — 0.6%
1,000,000	Hexion, Inc., 7.875%, 7/15/27 (144A)	$ 1,072,500
500,000	OCI NV, 4.625%, 10/15/25 (144A)	521,250
	Total Chemicals	$ 1,593,750
Coal — 0.7%
2,000,000	SunCoke Energy Partners LP/SunCoke Energy Partners
	Finance Corp., 7.5%, 6/15/25 (144A)	$ 1,970,000
	Total Coal	$ 1,970,000
Commercial Services — 1.1%
1,380,000	Allied Universal Holdco LLC/Allied Universal Finance
	Corp., 9.75%, 7/15/27 (144A)	$ 1,530,448
1,000,000	APX Group, Inc., 6.75%, 2/15/27 (144A)	1,080,000
495,000	Garda World Security Corp., 4.625%, 2/15/27 (144A)	496,237
	Total Commercial Services	$ 3,106,685
Computers — 0.0%†
100,000	Diebold Nixdorf, Inc., 9.375%, 7/15/25 (144A)	$ 109,750
	Total Computers	$ 109,750
Diversified Financial Services — 1.0%
1,700,000	Avation Capital SA, 6.5%, 5/15/21 (144A)	$ 1,105,000
440,000	Nationstar Mortgage Holdings, Inc., 5.5%,
	8/15/28 (144A)	453,200
1,000,000	Nationstar Mortgage Holdings, Inc., 9.125%,
	7/15/26 (144A)	1,073,750
	Total Diversified Financial Services	$ 2,631,950
Engineering & Construction — 0.4%
1,000,000	PowerTeam Services LLC, 9.033%, 12/4/25 (144A)	$ 1,097,500
	Total Engineering & Construction	$ 1,097,500
Entertainment — 1.0%
1,000,000	Caesars Entertainment, Inc., 8.125%, 7/1/27 (144A)	$ 1,099,945
1,500,000	Enterprise Development Authority, 12.0%,
	7/15/24 (144A)	1,680,000
	Total Entertainment	$ 2,779,945
Environmental Control — 0.4%
940,000	Covanta Holding Corp., 5.0%, 9/1/30	$ 1,001,100
	Total Environmental Control	$ 1,001,100
Forest Products & Paper — 0.6%
1,515,000	Schweitzer-Mauduit International, Inc., 6.875%,
	10/1/26 (144A)	$ 1,604,582
	Total Forest Products & Paper	$ 1,604,582

The accompanying notes are an integral part of these financial statements.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 27

Schedule of Investments | 11/30/20 (continued)

Principal
Amount
USD ($)		Value
Healthcare-Products — 0.1%
380,000	Varex Imaging Corp., 7.875%, 10/15/27 (144A)	$ 389,644
	Total Healthcare-Products	$ 389,644
Healthcare-Services — 0.5%
1,000,000	RegionalCare Hospital Partners Holdings, Inc./LifePoint
	Health, Inc., 9.75%, 12/1/26 (144A)	$ 1,099,080
395,000	West Street Merger Sub, Inc., 6.375%, 9/1/25 (144A)	405,369
	Total Healthcare-Services	$ 1,504,449
Holding Companies-Diversified — 0.6%
1,520,000	VistaJet Malta Finance plc/XO Management
	Holding, Inc., 10.5%, 6/1/24 (144A)	$ 1,527,600
	Total Holding Companies-Diversified	$ 1,527,600
Home Builders — 0.4%
1,000,000	Beazer Homes USA, Inc., 6.75%, 3/15/25	$ 1,038,750
85,000	Winnebago Industries, Inc., 6.25%, 7/15/28 (144A)	92,013
	Total Home Builders	$ 1,130,763
Housewares — 0.0%†
70,000	CD&R Smokey Buyer, Inc., 6.75%, 7/15/25 (144A)	$ 75,075
	Total Housewares	$ 75,075
Iron & Steel — 0.9%
625,000	Carpenter Technology Corp., 6.375%, 7/15/28	$ 680,919
1,645,000	Cleveland-Cliffs, Inc., 9.875%, 10/17/25 (144A)	1,918,481
	Total Iron & Steel	$ 2,599,400
Leisure Time — 0.0%†
105,000	Royal Caribbean Cruises, Ltd., 9.125%, 6/15/23 (144A)	$ 113,663
	Total Leisure Time	$ 113,663
Lodging — 0.4%
1,000,000	Station Casinos LLC, 4.5%, 2/15/28 (144A)	$ 985,000
	Total Lodging	$ 985,000
Media — 0.6%
1,111,000	Diamond Sports Group LLC/Diamond Sports
	Finance Co., 6.625%, 8/15/27 (144A)	$ 637,103
1,000,000	Sinclair Television Group, Inc., 5.5%, 3/1/30 (144A)	1,001,250
	Total Media	$ 1,638,353
Mining — 0.5%
1,000,000	Hudbay Minerals, Inc., 7.625%, 1/15/25 (144A)	$ 1,042,500
388,000	Joseph T Ryerson & Son, Inc., 8.5%, 8/1/28 (144A)	422,920
	Total Mining	$ 1,465,420
Miscellaneous Manufacturers — 0.4%
1,000,000	Koppers, Inc., 6.0%, 2/15/25 (144A)	$ 1,031,250
	Total Miscellaneous Manufacturers	$ 1,031,250

The accompanying notes are an integral part of these financial statements.
28 Pioneer Floating Rate Trust | Annual Report | 11/30/20

Principal
Amount
USD ($)		Value
Oil & Gas — 0.9%
1,000,000	Indigo Natural Resources LLC, 6.875%, 2/15/26 (144A)	$ 1,010,000
1,500,000	MEG Energy Corp., 7.125%, 2/1/27 (144A)	1,470,000
	Total Oil & Gas	$ 2,480,000
Pharmaceuticals — 0.4%
1,000,000	Endo Dac/Endo Finance LLC/Endo Finco, Inc., 9.5%,
	7/31/27 (144A)	$ 1,100,405
	Total Pharmaceuticals	$ 1,100,405
REITs — 0.8%
1,000,000	iStar, Inc., 4.75%, 10/1/24	$ 1,000,000
1,065,000	Uniti Group LP/Uniti Fiber Holdings, Inc./CSL
	Capital LLC, 7.875%, 2/15/25 (144A)	1,131,914
	Total REITs	$ 2,131,914
Retail — 0.9%
1,000,000	Beacon Roofing Supply, Inc., 4.875%, 11/1/25 (144A)	$ 1,013,500
95,000	L Brands, Inc., 6.625%, 10/1/30 (144A)	104,034
1,250,000	Michaels Stores, Inc., 8.0%, 7/15/27 (144A)	1,287,500
	Total Retail	$ 2,405,034
Transportation — 0.5%
935,421(a)	Golar LNG Partners LP, 6.463% (3 Month USD LIBOR +
	625 bps), 11/22/21	$ 757,691
767,959(a)	Golar LNG Partners LP, 8.321% (3 Month USD LIBOR +
	810 bps), 11/15/22 (144A)	599,008
	Total Transportation	$ 1,356,699
TOTAL CORPORATE BONDS
	(Cost $40,275,104)	$ 41,925,481
INSURANCE-LINKED SECURITIES — 0.7% of
Net Assets#
Event Linked Bond — 0.1%
Windstorm – U.S. Regional — 0.1%
250,000(a)	Matterhorn Re, 7.076% (3 Month U.S. Treasury Bill +
	700 bps), 12/7/21 (144A)	$ 254,325
	Total Event Linked Bond	$ 254,325

Face
Amount
USD ($)
Collateralized Reinsurance — 0.0%†
Multiperil – Worldwide — 0.0%†
27,000+(d)(g)	Limestone Re 2019-2, 3/1/23 (144A)	$ 42,412
300,000+(d)(g)	Resilience Re, 4/6/21	30
$ 42,442

The accompanying notes are an integral part of these financial statements.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 29

Schedule of Investments | 11/30/20 (continued)

Face
Amount
USD ($)		Value
	Windstorm – Florida — 0.0%†
250,000+(d)(g)	Formby Re 2018, 2/28/21	$ 44,229
	Total Collateralized Reinsurance	$ 86,671
	Reinsurance Sidecars — 0.6%
	Multiperil – U.S. — 0.0%†
250,000+(d)(g)	Carnoustie Re 2017, 11/30/21	$ 32,950
250,000+(h)	Harambee Re 2018, 12/31/21	4,662
250,000+(h)	Harambee Re 2019, 12/31/22	4,050
		$ 41,662
	Multiperil – Worldwide — 0.6%
3,037+(g)(h)	Alturas Re 2019-2, 3/10/22	$ 16,206
246,000+(g)(h)	Alturas Re 2020-2, 3/10/23	273,577
250,000+(d)(g)	Bantry Re 2016, 3/31/21	20,150
1,270,809+(d)(g)	Berwick Re 2018-1, 12/31/21	154,657
907,913+(d)(g)	Berwick Re 2019-1, 12/31/22	108,496
20,000+(g)	Eden Re II, 3/22/22 (144A)	13,770
3,800+(g)	Eden Re II, 3/22/23 (144A)	14,782
250,000+(d)(g)	Gleneagles Re 2016, 11/30/20	7,800
300,000+(h)	Lorenz Re 2018, 7/1/21	15,060
199,590+(h)	Lorenz Re 2019, 6/30/22	13,153
300,000+(d)(g)	Merion Re 2018-2, 12/31/21	335,482
400,000+(d)(g)	Pangaea Re 2018-1, 12/31/21	8,422
400,000+(d)(g)	Pangaea Re 2018-3, 7/1/22	8,297
327,699+(d)(g)	Pangaea Re 2019-1, 2/1/23	6,828
294,125+(d)(g)	Pangaea Re 2019-3, 7/1/23	10,580
324,259+(d)(g)	Pangaea Re 2020-1, 2/1/24	355,431
150,000+(d)(g)	Sector Re V, 12/1/23 (144A)	45,510
100,000+(d)(g)	Sector Re V, 12/1/24 (144A)	114,628
400,000+(d)(g)	St. Andrews Re 2017-1, 2/1/21	27,120
347,597+(d)(g)	St. Andrews Re 2017-4, 6/1/21	34,204
253,645+(d)(g)	Woburn Re 2018, 12/31/21	23,370
244,914+(d)(g)	Woburn Re 2019, 12/31/22	83,452
		$ 1,690,975
	Total Reinsurance Sidecars	$ 1,732,637
	TOTAL INSURANCE-LINKED SECURITIES
	(Cost $2,329,561)	$ 2,073,633

The accompanying notes are an integral part of these financial statements.
30 Pioneer Floating Rate Trust | Annual Report | 11/30/20

Shares		Value
INVESTMENT COMPANIES — 8.6% of Net
Assets
450,000	Invesco Senior Loan ETF (formerly, PowerShares
	Senior Loan Portfolio)	$ 9,904,500
305,752	SPDR Blackstone/GSO Senior Loan ETF	13,795,530
TOTAL INVESTMENT COMPANIES
	(Cost $23,271,722)	$ 23,700,030
RIGHT/WARRANT — 0.1% of Net Assets
Telecommunication Services — 0.1%
17,944^(d)(i)	Windstream Holding, Inc., 12/31/49	$ 170,295
	Total Telecommunication Services	$ 170,295
TOTAL RIGHT/WARRANT
	(Cost $170,297)	$ 170,295
TOTAL INVESTMENTS IN UNAFFILIATED ISSUERS — 125.1%
	(Cost $347,910,619)	$345,531,437
	OTHER ASSETS AND LIABILITIES — (25.1)%	$ (69,297,586)
	NET ASSETS — 100.0%	$276,233,851

bps	Basis Points.
FREMF	Freddie Mac Multifamily Fixed-Rate Mortgage Loans.
LIBOR	London Interbank Offered Rate.
PRIME	U.S. Federal Funds Rate.
REIT	Real Estate Investment Trust.
SOFRRATE	Secured Overnight Financing Rate.
(144A)
Security is exempt from registration under Rule 144A of the Securities Act of 1933. Such securities may be resold normally to qualified institutional buyers in a transaction exempt from registration. At November 30, 2020, the value of these securities amounted to $46,097,074, or 16.7% of net assets.

†	Amount rounds to less than 0.1%.
*
Senior secured floating rate loan interests in which the Trust invests generally pay interest at rates that are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally (i) the lending rate offered by one or more major European banks, such as LIBOR, (ii) the prime rate offered by one or more major United States banks, (iii) the rate of a certificate of deposit or (iv) other base lending rates used by commercial lenders. The interest rate shown is the rate accruing at November 30, 2020.

^	Security is valued using fair value methods (other than supplied by independent pricing services).
+	Security that used significant unobservable inputs to determine its value.
(a)	Floating rate note. Coupon rate, reference index and spread shown at November 30, 2020.
(b)	This term loan will settle after November 30, 2020, at which time the interest rate will be determined.

The accompanying notes are an integral part of these financial statements.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 31

Schedule of Investments | 11/30/20 (continued)

(c)	Security is in default.
(d)	Non-income producing security.
(e)	The interest rate is subject to change periodically. The interest rate and/or reference index and spread shown at November 30, 2020.
(f)	Security is perpetual in nature and has no stated maturity date.
(g)	Issued as participation notes.
(h)	Issued as preference shares.
(i)	Windstream Holding, Inc. warrants are exercisable into 17,944 shares.
#	Securities are restricted as to resale.

Restricted Securities	Acquisition date	Cost	Value
Alturas Re 2019-2	12/19/2018	$3,037	$16,206
Alturas Re 2020-2	1/1/2020	246,000	273,577
Bantry Re 2016	2/6/2019	20,150	20,150
Berwick Re 2018-1	1/10/2018	242,108	154,657
Berwick Re 2019-1	12/31/2018	108,488	108,496
Carnoustie Re 2017	1/5/2017	59,439	32,950
Eden Re II	12/15/2017	1,195	13,770
Eden Re II	1/22/2019	446	14,782
Formby Re 2018	7/9/2018	37,013	44,229
Gleneagles Re 2016	1/14/2016	—	7,800
Harambee Re 2018	12/19/2017	19,513	4,662
Harambee Re 2019	12/20/2018	—	4,050
Limestone Re 2019-2	6/20/2018	27,000	42,412
Lorenz Re 2018	6/26/2018	80,485	15,060
Lorenz Re 2019	6/26/2019	64,926	13,153
Matterhorn Re	4/30/2020	250,000	254,325
Merion Re 2018-2	12/28/2017	300,000	335,482
Pangaea Re 2018-1	12/26/2017	57,203	8,422
Pangaea Re 2018-3	5/31/2018	96,345	8,297
Pangaea Re 2019-1	1/9/2019	3,440	6,828
Pangaea Re 2019-3	7/25/2019	8,824	10,580
Pangaea Re 2020-1	1/21/2020	324,259	355,431
Resilience Re	4/13/2017	980	30
Sector Re V	12/4/2018	82,093	45,510
Sector Re V	1/1/2020	100,000	114,628
St. Andrews Re 2017-1	1/5/2017	27,099	27,120
St. Andrews Re 2017-4	3/31/2017	—	34,204
Woburn Re 2018	3/20/2018	94,515	23,370
Woburn Re 2019	1/30/2019	75,003	83,452
Total Restricted Securities			$2,073,633
% of Net assets			0.7%

The accompanying notes are an integral part of these financial statements.
32 Pioneer Floating Rate Trust | Annual Report | 11/30/20

Principal amounts are denominated in U.S. dollars (“USD”) unless otherwise noted.
Purchases and sales of securities (excluding temporary cash investments) for the year ended November 30, 2020 were as follows:

	Purchases	Sales
Long-Term U.S. Government Securities	$5,005,331	$4,997,093
Other Long-Term Securities	$266,865,635	$325,867,280

The Trust is permitted to engage in purchase and sale transactions (“cross trades”) with certain funds and accounts for which Amundi Asset Management US, Inc. (the “Adviser”) serves as the Trust’s investment adviser, as set forth in Rule 17a-7 under the Investment Company Act of 1940, pursuant to procedures adopted by the Board of Trustees. Under these procedures, cross trades are effected at current market prices. During the year ended November 30, 2020, the Trust engaged in purchases of $168,938. During the year ended November 30, 2020, the Trust did not engage in sales pursuant to these procedures.
At November 30, 2020, the net unrealized depreciation on investments based on cost for federal tax purposes of $348,576,639 was as follows:

Aggregate gross unrealized appreciation for all investments in which
there is an excess of value over tax cost	$6,991,486
Aggregate gross unrealized depreciation for all investments in which
there is an excess of tax cost over value	(10,036,688)
Net unrealized depreciation	$(3,045,202)

Various inputs are used in determining the value of the Trust’s investments. These inputs are summarized in the three broad levels below.
Level 1 – unadjusted quoted prices in active markets for identical securities.
Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risks, etc.). See Notes to Financial Statements — Note 1A.
Level 3 – significant unobservable inputs (including the Trust’s own assumptions in determining fair value of investments). See Notes to Financial Statements — Note 1A.
The accompanying notes are an integral part of these financial statements.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 33

Schedule of Investments | 11/30/20 (continued)
The following is a summary of the inputs used as of November 30, 2020, in valuing the Trust’s investments:

	Level 1	Level 2	Level 3	Total
Senior Secured Floating Rate
Loan Interests	$—	$267,007,865	$—	$267,007,865
Common Stocks
Specialty Retail	—	—	120,576	120,576
All Other Common Stock	1,347,381	—	—	1,347,381
Asset Backed Securities	—	3,743,431	—	3,743,431
Collateralized Mortgage
Obligations	—	4,166,681	—	4,166,681
Commercial Mortgage-Backed
Securities	—	1,276,064	—	1,276,064
Corporate Bonds	—	41,925,481	—	41,925,481
Insurance-Linked Securities
Collateralized Reinsurance
Multiperil - Worldwide	—	—	42,442	42,442
Windstorm - Florida	—	—	44,229	44,229
Reinsurance Sidecars
Multiperil - U.S.	—	—	41,662	41,662
Multiperil - Worldwide	—	—	1,690,975	1,690,975
All Other Insurance-Linked
Security	—	254,325	—	254,325
Investment Companies	23,700,030	—	—	23,700,030
Right/Warrant	—	170,295	—	170,295
Total Investments in Securities	$25,047,411	$318,544,142	$1,939,884	$345,531,437
Other Financial Instruments
Credit agreement(a)	$—	$(105,450,000)	$—	$(105,450,000)
Total Other Financial Instruments	$—	$(105,450,000)	$—	$(105,450,000)

(a)  The Trust may hold liabilities in which the fair value approximates the carrying amount for financial statement purposes.
The accompanying notes are an integral part of these financial statements.
34 Pioneer Floating Rate Trust | Annual Report | 11/30/20

			Change in
	Balance	Realized	unrealized			Accrued	Balance
	as of	gain	appreciation			discounts/	as of
	11/30/19	(loss)(1)	(depreciation)(2)	Purchases	Sales	premiums	11/30/20
Common Stocks
Health Care
Technology	$2,096	$312,341	$—	$—	$(314,437)	$—	$—
Specialty Retail	108,702	—	11,874	—	—	—	120,576
Insurance-Linked
Securities
Collateralized
Reinsurance
Multiperil -
U.S. Regional	248,379	—	(11,494)	—	(236,885)	—	—
Multiperil -
Worldwide	397,211	(32,920)	50,564	—	(372,413)	—	42,442
Windstorms –
Florida	79,929	—	(1,912)	88,105	(121,893)	—	44,229
Reinsurance
Sidecars
Multiperil - U.S.	386,450	—	(24,618)	—	(320,170)	—	41,662
Multiperil -
Worldwide	3,710,611	(70,134)	81,671	670,259	(2,701,432)	—	1,690,975
Total	$4,933,378	$209,287	$106,085	$758,364	$(4,067,230)	$—	$1,939,884

(1)	Realized gain (loss) on these securities is included in the realized gain (loss) from investments on the Statement of Operations.
(2)	Unrealized appreciation (depreciation) on these securities is included in the change in unrealized appreciation (depreciation) from investments on the Statement of Operations.
*	Transfers are calculated on the beginning of period value. For the year ended November 30, 2020, there were no transfers between Levels 1, 2 and 3.
Net change in unrealized appreciation (depreciation) of Level 3 investments
	still held and considered Level 3 at November 30, 2020:	$41,150

The accompanying notes are an integral part of these financial statements.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 35

Statement of Assets and Liabilities | 11/30/20

ASSETS:
Investments in unaffiliated issuers, at value (cost $347,910,619)	$345,531,437
Cash	6,847,246
Receivables —
Distribution paid in advance	1,546,136
Investment securities sold	32,604,401
Dividends	33,525
Interest	2,010,889
Other assets	8
Total assets	$388,573,642
LIABILITIES:
Payables —
Credit agreement	$105,450,000
Investment securities purchased	4,872,958
Interest expense	3,469
Distributions	1,546,136
Trustees’ fees	5,029
Unrealized depreciation on unfunded loan commitments	1,912
Due to affiliates	35,115
Accrued expenses	425,172
Total liabilities	$112,339,791
NET ASSETS:
Paid-in capital	$344,939,989
Distributable earnings (loss)	(68,706,138)
Net assets	$276,233,851
NET ASSET VALUE PER SHARE:
No par value
Based on $276,233,851/24,738,174 shares	$11.17

The accompanying notes are an integral part of these financial statements.
36 Pioneer Floating Rate Trust | Annual Report | 11/30/20

Statement of Operations
FOR THE YEAR ENDED 11/30/20

INVESTMENT INCOME:
Interest from unaffiliated issuers	$23,417,100
Dividends from unaffiliated issuers	330,087
Total investment income		$23,747,187
EXPENSES:
Management fees	$2,686,130
Administrative expense	181,984
Transfer agent fees	17,924
Shareowner communications expense	78,317
Custodian fees	94,608
Professional fees	221,435
Proxy related expenses (Note 9)	1,294,113
Printing expense	184,140
Pricing fees	38,282
Trustees’ fees	13,550
Insurance expense	813
Interest expense	1,888,336
Miscellaneous	223,859
Total expenses		$6,923,491
Net investment income		$16,823,696
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain (loss) on:
Investments in unaffiliated issuers	$(15,531,740)
Swap contracts	(2,327,585)
Other assets and liabilities denominated in
foreign currencies	(3,831)	$(17,863,156)
Change in net unrealized appreciation (depreciation) on:
Investments in unaffiliated issuers	$3,167,001
Swap contracts	(261,360)
Unfunded loan commitments	2,491
Other assets and liabilities denominated in
foreign currencies	2,989	$2,911,121
Net realized and unrealized gain (loss) on investments		$(14,952,035)
Net increase in net assets resulting from operations		$1,871,661

The accompanying notes are an integral part of these financial statements.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 37

Statements of Changes in Net Assets

	Year	Year
	Ended	Ended
	11/30/20	11/30/19
FROM OPERATIONS:
Net investment income (loss)	$16,823,696	$17,994,475
Net realized gain (loss) on investments	(17,863,156)	(9,886,339)
Change in net unrealized appreciation (depreciation)
on investments	2,911,121	4,901,588
Net increase in net assets resulting from operations	$1,871,661	$13,009,724
DISTRIBUTIONS TO SHAREOWNERS:
($0.74 and $0.74 per share, respectively)	$(18,368,094)	$(18,182,558)
Total distributions to shareowners	$(18,368,094)	$(18,182,558)
Net decrease in net assets	$(16,496,433)	$(5,172,834)
NET ASSETS:
Beginning of year	$292,730,284	$297,903,118
End of year	$276,233,851	$292,730,284

The accompanying notes are an integral part of these financial statements.
38 Pioneer Floating Rate Trust | Annual Report | 11/30/20

Statement of Cash Flows
FOR THE YEAR ENDED 11/30/20

Cash Flows From Operating Activities:
Net increase in net assets resulting from operations	$1,871,661
Adjustments to reconcile net decrease in net assets resulting from operations to net cash, restricted cash and foreign currencies from operating activities:
Purchases of investment securities	$(343,394,059)
Proceeds from disposition and maturity of investment securities	374,233,109
Net sales of temporary cash investments	11,020,000
Net accretion and amortization of discount/premium on investment securities	(1,967,495)
Change in unrealized appreciation on investments in unaffiliated issuers	(3,167,001)
Change in unrealized appreciation on unfunded loan commitments	(2,491)
Change in unrealized appreciation on swap contracts	261,360
Change in unrealized appreciation on other assets and liabilities denominated
in foreign currencies	(2,989)
Net realized loss on investments in unaffiliated issuers	15,531,740
Net premiums received on swap contracts	877,234
Increase in interest receivable	(678,100)
Decrease in other assets	25
Decrease in due to affiliates	(22,912)
Decrease in trustees’ fees payable	(1,771)
Increase in accrued expenses payable	200,538
Decrease in cash due to broker	(1,133,779)
Decrease in variation margin for swap contracts	(1,464)
Net cash, restricted cash and foreign currencies from operating activities	$53,623,606
Cash Flows Used in Financing Activities:
Borrowings received	$8,000,000
Borrowings repaid	(42,000,000)
Decrease in interest expense payable	(111,144)
Distributions to shareowners	(18,368,094)
Net cash, restricted cash and foreign currencies used in financing activities	$(52,479,238)
Effect of Foreign Exchange Fluctuations on Cash:
Effect of foreign exchange fluctuations on cash	$2,989
Cash, Restricted Cash and Foreign Currencies:
Beginning of year*	$5,699,889
End of year*	$6,847,246
Cash Flow Information:
Cash paid for interest	$1,999,480

*  The following table provides a reconciliation of cash, restricted cash and foreign currencies reported within Statement of Assets and Liabilities that sum to the total of the same such amounts shown in the Statement of Cash Flows:

	Year Ended	Year Ended
	11/30/20	11/30/19
Cash	$6,847,246	$4,920,837
Foreign currencies, at value	—	31,145
Swaps collateral	—	747,907
Total cash, restricted cash and foreign currencies
shown in the Statement of Cash Flows	$6,847,246	$5,699,889

The accompanying notes are an integral part of these financial statements.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 39

Financial Highlights

	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	11/30/20	11/30/19	11/30/18	11/30/17	11/30/16*
Per Share Operating Performance
Net asset value, beginning of period	$11.83	$12.04	$12.42	$12.50	$12.30
Increase (decrease) from investment operations: (a)
Net investment income	$0.68	$0.73	$0.74	$0.71	$0.77
Net realized and unrealized gain (loss) on investments	(0.60)	(0.20)	(0.40)	(0.06)	0.15
Net increase (decrease) from investment operations	$0.08	$0.53	$0.34	$0.65	$0.92
Distributions to shareowners from:
Net investment income and previously undistributed net investment income	$(0.74) (b)	$(0.74) (b)	$(0.72)	$(0.73) (b)	$(0.72)
Net increase (decrease) in net asset value	$(0.66)	$(0.21)	$(0.38)	$(0.08)	$0.20
Net asset value, end of period	$11.17	$11.83	$12.04	$12.42	$12.50
Market value, end of period	$10.73	$10.53	$10.40	$11.47	$11.78
Total return at net asset value (c)	1.89%	5.38%	3.34%	5.55%	8.31%
Total return at market value (c)	9.96%	8.59%	(3.34)%	3.43%	15.92%
Ratios to average net assets of shareowners:
Total expenses plus interest expense (d)	2.58%	2.90%	2.56%	2.21%	1.96%
Net investment income available to shareowners	6.26%	6.08%	5.98%	5.62%	6.32%
Portfolio turnover rate	73%	48%	34%	75%	52%
Net assets, end of period (in thousands)	$276,234	$292,730	$297,903	$307,195	$309,308

The accompanying notes are an integral part of these financial statements.
40 Pioneer Floating Rate Trust | Annual Report | 11/30/20

	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	11/30/20	11/30/19	11/30/18	11/30/17	11/30/16*
Total amount of debt outstanding (in thousands)	$105,450	$139,450	$143,450	$143,450	$143,450
Asset coverage per $1,000 of indebtedness	$3,620	$3,099	$3,077	$3,141	$3,156

*	The Trust was audited by an independent registered public accounting firm other than Ernst & Young LLP.
(a)	The per common share data presented above is based upon the average common shares outstanding for the periods presented.
(b)
The amount of distributions made to shareowners during the period was in excess of the net investment income earned by the Trust during the period. The Trust has accumulated undistributed net investment income which is the part of the Trust’s net asset value (“NAV”). A portion of this accumulated net investment income was distributed to shareowners during the period.

(c)
Total investment return is calculated assuming a purchase of common shares at the current net asset value or market value on the first day and a sale at the current net asset value or market value on the last day of the periods reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Trust’s dividend reinvestment plan. Total investment return does not reflect brokerage commissions. Past performance is not a guarantee of future results.

(d)	Includes interest expense of 0.70%, 1.60%, 1.35%, 0.95% and 0.63%, respectively.

The accompanying notes are an integral part of these financial statements.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 41

Notes to Financial Statements | 11/30/20
1. Organization and Significant Accounting Policies
Pioneer Floating Rate Trust (the “Trust”) was organized as a Delaware statutory trust on October 6, 2004. Prior to commencing operations on December 28, 2004, the Trust had no operations other than matters relating to its organization and registration as a closed-end management investment company under the Investment Company Act of 1940, as amended. The Trust is a diversified fund. The investment objective of the Trust is to provide a high level of current income and the Trust may, as a secondary objective, also seek preservation of capital to the extent consistent with its investment objective of high current income.
Effective January 1, 2021, Amundi Pioneer Asset Management, Inc. changed its name to Amundi Asset Management US, Inc. Amundi Asset Management US, Inc., an indirect, wholly owned subsidiary of Amundi and Amundi’s wholly owned subsidiary, Amundi USA, Inc., serves as the Trust’s investment adviser (the “Adviser”).
During March 2017, the Financial Accounting Standards Board (FASB) issued an Accounting Standard Update, ASU 2017-08, Receivables-Nonrefundable Fees and Other Costs (Subtopic 310-20), Premium Amortization on Purchased Callable Debt Securities (“ASU 2017-08”), which shortens the amortization period for purchased non-contingently callable debt securities held at a premium. ASU 2017-08 specifies that the premium amortization period ends at the earliest call date, for certain purchased non-contingently callable debt securities. ASU 2017-08 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Trust has adopted ASU 2017-08 as of January 1, 2019. The implementation of ASU 2017-08 did not have a material impact on the Trust’s financial statements.
In March 2020, FASB issued an Accounting Standard Update, ASU 2020-04, Reference Rate Reform (Topic 848) — Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”), which provides optional, temporary relief with respect to the financial reporting of contracts subject to certain types of modifications due to the planned discontinuation of the London Interbank Offered Rate (“LIBOR”) and other LIBOR-based reference rates at the end of 2021. The temporary relief provided by ASU 2020-04 is effective for certain reference rate-related contract modifications that occur during the period from March 12, 2020 through December 31, 2022. Management is evaluating the impact of ASU 2020-04 on the Trust’s investments, derivatives, debt and other contracts that will undergo reference rate-related modifications as a result of the reference rate reform.
42 Pioneer Floating Rate Trust | Annual Report | 11/30/20

The Trust is an investment company and follows investment company accounting and reporting guidance under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). U.S. GAAP requires the management of the Trust to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gain or loss on investments during the reporting period. Actual results could differ from those estimates.
The following is a summary of significant accounting policies followed by the Trust in the preparation of its financial statements:
A.   Security Valuation
The net asset value of the Trust is computed once daily, on each day the New York Stock Exchange (“NYSE”) is open, as of the close of regular trading on the NYSE.
Loan interests are valued in accordance with guidelines established by the Board of Trustees at the mean between the last available bid and asked prices from one or more brokers or dealers as obtained from Loan Pricing Corporation, an independent third party pricing service. If price information is not available from Loan Pricing Corporation, or if the price information is deemed to be unreliable, price information will be obtained from an alternative loan interest pricing service. If no reliable price quotes are available from either the primary or alternative pricing service, broker quotes will be solicited.
Fixed-income securities are valued by using prices supplied by independent pricing services, which consider such factors as market prices, market events, quotations from one or more brokers, Treasury spreads, yields, maturities and ratings, or may use a pricing matrix or other fair value methods or techniques to provide an estimated value of the security or instrument. A pricing matrix is a means of valuing a debt security on the basis of current market prices for other debt securities, historical trading patterns in the market for fixed-income securities and/or other factors. Non-U.S. debt securities that are listed on an exchange will be valued at the bid price obtained from an independent third party pricing service. When independent third party pricing services are unable to supply prices, or when prices or market quotations are considered to be unreliable, the value of that security may be determined using quotations from one or more broker-dealers.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 43

Event-linked bonds are valued at the bid price obtained from an independent third party pricing service. Other insurance-linked securities (including reinsurance sidecars, collateralized reinsurance and industry loss warranties) may be valued at the bid price obtained from an independent pricing service, or through a third party using a pricing matrix, insurance industry valuation models, or other fair value methods or techniques to provide an estimated value of the instrument.
Equity securities that have traded on an exchange are valued by using the last sale price on the principal exchange where they are traded. Equity securities that have not traded on the date of valuation, or securities for which sale prices are not available, generally are valued using the mean between the last bid and asked prices or, if both last bid and asked prices are not available, at the last quoted bid price. Last sale and bid and asked prices are provided by independent third party pricing services. In the case of equity securities not traded on an exchange, prices are typically determined by independent third party pricing services using a variety of techniques and methods.
The value of foreign securities is translated into U.S. dollars based on foreign currency exchange rate quotations supplied by a third party pricing source. Trading in non-U.S. equity securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Trust’s shares are determined as of such times. The Trust may use a fair value model developed by an independent pricing service to value non-U.S. equity securities.
Swap contracts, including interest rate swaps, caps and floors (other than centrally cleared swap contracts), are valued at the dealer quotations obtained from reputable International Swap Dealers Association members. Centrally cleared swaps are valued at the daily settlement price provided by the central clearing counterparty.
Shares of open-end registered investment companies (including money market mutual funds) are valued at such funds’ net asset value. Shares of exchange-listed closed-end funds are valued by using the last sale price on the principal exchange where they are traded.
Repurchase agreements are valued at par. Cash may include overnight time deposits at approved financial institutions.
44 Pioneer Floating Rate Trust | Annual Report | 11/30/20

Securities or loan interests for which independent pricing services or broker-dealers are unable to supply prices or for which market prices and/or quotations are not readily available or are considered to be unreliable are valued by a fair valuation team comprised of certain personnel of the Adviser pursuant to procedures adopted by the Trust’s Board of Trustees. The Adviser’s fair valuation team uses fair value methods approved by the Valuation Committee of the Board of Trustees. The Adviser’s fair valuation team is responsible for monitoring developments that may impact fair valued securities and for discussing and assessing fair values on an ongoing basis, and at least quarterly, with the Valuation Committee of the Board of Trustees.
Inputs used when applying fair value methods to value a security may include credit ratings, the financial condition of the company, current market conditions and comparable securities. The Trust may use fair value methods if it is determined that a significant event has occurred after the close of the exchange or market on which the security trades and prior to the determination of the Trust’s net asset value. Examples of a significant event might include political or economic news, corporate restructurings, natural disasters, terrorist activity or trading halts. Thus, the valuation of the Trust’s securities may differ significantly from exchange prices, and such differences could be material.
At November 30, 2020, two securities were valued using fair value methods (in addition to securities valued using prices supplied by independent pricing services, broker-dealers or using a third party insurance pricing model) representing 0.11% of net assets. The value of these fair valued securities were $290,871.
B.   Investment Income and Transactions
Dividend income is recorded on the ex-dividend date, except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Trust becomes aware of the ex-dividend data in the exercise of reasonable diligence.
Interest income, including interest on income-bearing cash accounts, is recorded on the accrual basis. Dividend and interest income are reported net of unrecoverable foreign taxes withheld at the applicable country rates and net of income accrued on defaulted securities.
Interest and dividend income payable by delivery of additional shares is reclassified as PIK (payment-in-kind) income upon receipt and is included in interest and dividend income, respectively.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 45

Principal amounts of mortgage-backed securities are adjusted for monthly paydowns. Premiums and discounts related to certain mortgage-backed securities are amortized or accreted in proportion to the monthly paydowns. All discounts/premiums on purchase prices of debt securities are accreted/amortized for financial reporting purposes over the life of the respective securities, and such accretion/amortization is included in interest income.
Security transactions are recorded as of trade date. Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.
C.   Foreign Currency Translation
The books and records of the Trust are maintained in U.S. dollars. Amounts denominated in foreign currencies are translated into U.S. dollars using current exchange rates.
Net realized gains and losses on foreign currency transactions, if any, represent, among other things, the net realized gains and losses on foreign currency exchange contracts, disposition of foreign currencies and the difference between the amount of income accrued and the U.S. dollars actually received. Further, the effects of changes in foreign currency exchange rates on investments are not segregated on the Statement of Operations from the effects of changes in the market prices of those securities, but are included with the net realized and unrealized gain or loss on investments.
D.   Federal Income Taxes
It is the Trust’s policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its net taxable income and net realized capital gains, if any, to its shareowners. Therefore, no provision for federal income taxes is required. As of November 30, 2020, the Trust did not accrue any interest or penalties with respect to uncertain tax positions, which, if applicable, would be recorded as an income tax expense on the Statement of Operations. Tax returns filed within the prior three years remain subject to examination by federal and state tax authorities.
The amount and character of income and capital gain distributions to shareowners are determined in accordance with federal income tax rules, which may differ from U.S. GAAP. Distributions in excess of net investment income or net realized gains are temporary over distributions for financial statement purposes resulting from differences in the recognition or classification of income or distributions for financial statement and tax
46 Pioneer Floating Rate Trust | Annual Report | 11/30/20

purposes. Capital accounts within the financial statements are adjusted for permanent book/tax differences to reflect tax character, but are not adjusted for temporary differences.
At November 30, 2020, the Trust was permitted to carry forward indefinitely $8,153,772 of short-term losses and $56,792,817 of long-term losses.
The tax character of distributions paid during the years ended November 30, 2020 and November 30, 2019, were as follows:

	2020	2019
Distributions paid from:
Ordinary income	$18,368,094	$18,182,558
Total	$18,368,094	$18,182,558

The following shows the components of distributable earnings (losses) on a federal income tax basis at November 30, 2020:

2020
Distributable earnings/(losses):
Undistributed ordinary income	$833,701
Capital loss carryforward	(64,946,589)
Other book/tax temporary differences	(1,546,136)
Unrealized depreciation	(3,047,114)
Total	$(68,706,138)

The difference between book basis and tax basis unrealized depreciation is attributable to the tax treatment of premium and amortization, adjustments relating to insurance linked securities, the tax adjustments relating to credit default swaps and partnerships.
E.   Risks
At times, the Trust’s investments may represent industries or industry sectors that are interrelated or have common risks, making the Trust more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors. The Trust’s investments in foreign markets and countries with limited developing markets may subject the Trust to a greater degree of risk than investments in a developed market. These risks include disruptive political or economic conditions and the imposition of adverse governmental laws or currency exchange restrictions.
The value of securities held by the Trust may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic, political or regulatory conditions, recessions, the spread of infectious illness or other public health issues, inflation,
Pioneer Floating Rate Trust | Annual Report | 11/30/20 47

changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. In the past several years, financial markets have experienced increased volatility, depressed valuations, decreased liquidity and heightened uncertainty. These conditions may continue, recur, worsen or spread. A general rise in interest rates could adversely affect the price and liquidity of fixed-income securities and could also result in increased redemptions from the Trust.
The Trust invests in below-investment-grade (high-yield) debt securities and preferred stocks. Some of these high-yield securities may be convertible into equity securities of the issuer. Debt securities rated below-investment-grade are commonly referred to as “junk bonds” and are considered speculative. These securities involve greater risk of loss, are subject to greater price volatility, and are less liquid, especially during periods of economic uncertainty or change, than higher rated debt securities.
Certain instruments held by the Trust pay an interest rate based on the London Interbank Offered Rate (“LIBOR”), which is the average offered rate for various maturities of short-term loans between certain major international banks. LIBOR is expected to be phased out by the end of 2021. While the effect of the phase out cannot yet be determined, it may result in, among other things, increased volatility or illiquidity in markets for instruments based on LIBOR and changes in the value of such instruments.
Under normal market conditions, the Trust seeks to achieve its investment objectives by investing at least 80% of its assets (net assets plus borrowings for investment purposes) in senior floating rate loans. For purposes of the Trust’s investment policies, senior floating rate loans include funds that invest primarily in senior floating rate loans. Floating rate loans and similar investments may be illiquid or less liquid than other investments and difficult to value. Market quotations for these securities may be volatile and/or subject to large spreads between bid and ask prices.
Certain securities in which the Trust invests, including floating rate loans, once sold, may not settle for an extended period (for example, several weeks or even longer). The Trust will not receive its sale proceeds until that time, which may constrain the Trust’s ability to meet its obligations. The Trust may invest in securities of issuers that are in default or that are in bankruptcy. The value of collateral, if any, securing a floating rate loan can decline or may be insufficient to meet the issuer’s obligations or may be difficult to liquidate. No active trading market may exist for many floating rate loans, and many loans are subject to restrictions on resale. Any secondary market may be subject to irregular trading activity and extended settlement periods. There is less readily available, reliable information
48 Pioneer Floating Rate Trust | Annual Report | 11/30/20

about most floating rate loans than is the case for many other types of securities. Normally, the Adviser will seek to avoid receiving material, non-public information about the issuer of a loan either held by, or considered for investment by, the Trust, and this decision could adversely affect the Trust’s investment performance. Loans may not be considered “securities,” and purchasers, such as the Trust, therefore may not be entitled to rely on the anti-fraud protections afforded by federal securities laws. The Trust’s investments in certain foreign markets or countries with limited developing markets may subject the Trust to a greater degree of risk than in a developed market. These risks include disruptive political or economic conditions and the possible imposition of adverse governmental laws or currency exchange restrictions.
The Trust’s investments, payment obligations and financing terms may be based on floating rates, such as LIBOR (London Interbank Offered Rate). Plans are underway to phase out the use of LIBOR by the end of 2021. There remains uncertainty regarding the nature of any replacement rate and the impact of the transition from LIBOR on the Trust, issuers of instruments in which the Trust invests, and financial markets generally.
The Trust is not limited in the percentage of its assets that may be invested in illiquid securities. Illiquid securities are securities that the Trust reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the securities.
With the increased use of technologies such as the Internet to conduct business, the Trust is susceptible to operational, information security and related risks. While the Trust’s Adviser has established business continuity plans in the event of, and risk management systems to prevent, limit or mitigate, such cyber-attacks, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified. Furthermore, the Trust cannot control the cybersecurity plans and systems put in place by service providers to the Trust such as Brown Brothers Harriman & Co., the Trust’s custodian and accounting agent, and American Stock Transfer & Trust Company (“AST”), the Trust’s transfer agent. In addition, many beneficial owners of Trust shares hold them through accounts at broker-dealers, retirement platforms and other financial market participants over which neither the Trust nor Amundi exercises control. Each of these may in turn rely on service providers to them, which are also subject to the risk of cyber-attacks. Cybersecurity failures or breaches at Amundi or the Trust’s service providers or intermediaries have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with the
Pioneer Floating Rate Trust | Annual Report | 11/30/20 49

Trust’s ability to calculate its net asset value, impediments to trading, the inability of Trust shareowners to effect share purchases or redemptions or receive distributions, loss of or unauthorized access to private shareowner information and violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, or additional compliance costs. Such costs and losses may not be covered under any insurance. In addition, maintaining vigilance against cyber-attacks may involve substantial costs over time, and system enhancements may themselves be subject to cyber-attacks.
COVID-19
The respiratory illness COVID-19 caused by a novel coronavirus has resulted in a global pandemic and major disruption to economies and markets around the world, including the United States. Global financial markets have experienced extreme volatility and severe losses, and trading in many instruments has been disrupted. Liquidity for many instruments has been greatly reduced for periods of time. Some interest rates are very low and in some cases yields are negative. Some sectors of the economy and individual issuers have experienced particularly large losses. These circumstances may continue for an extended period of time, and may continue to affect adversely the value and liquidity of the Trust’s investments. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries and individual issuers, are not known. Governments and central banks, including the Federal Reserve in the U.S., have taken extraordinary and unprecedented actions to support local and global economies and the financial markets. These actions have resulted in significant expansion of public debt, including in the U.S. The impact of these measures, and whether they will be effective to mitigate the economic and market disruption, will not be known for some time. The consequences of high public debt, including its future impact on the economy and securities markets, likewise may not be known for some time.
F.   Restricted Securities
Restricted Securities are subject to legal or contractual restrictions on resale. Restricted securities generally are resold in transactions exempt from registration under the Securities Act of 1933. Private placement securities are generally considered to be restricted except for those securities traded between qualified institutional investors under the provisions of Rule 144A of the Securities Act of 1933.
Disposal of restricted investments may involve negotiations and expenses, and prompt sale at an acceptable price may be difficult to achieve. Restricted investments held by the Trust at November 30, 2020 are listed in the Schedule of Investments.
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G.   Insurance-Linked Securities (“ILS”)
The Trust invests in ILS. The Trust could lose a portion or all of the principal it has invested in an ILS, and the right to additional interest or dividend payments with respect to the security, upon the occurrence of one or more trigger events, as defined within the terms of an insurance-linked security. Trigger events, generally, are hurricanes, earthquakes, or other natural events of a specific size or magnitude that occur in a designated geographic region during a specified time period, and/or that involve losses or other metrics that exceed a specific amount. There is no way to accurately predict whether a trigger event will occur, and accordingly, ILS carry significant risk. The Trust is entitled to receive principal, and interest and/or dividend payments so long as no trigger event occurs of the description and magnitude specified by the instrument. In addition to the specified trigger events, ILS may expose the Trust to other risks, including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences.
The Trust’s investments in ILS may include event-linked bonds. ILS also may include special purpose vehicles (“SPVs”) or similar instruments structured to comprise a portion of a reinsurer’s catastrophe-oriented business, known as quota share instruments (sometimes referred to as reinsurance sidecars), or to provide reinsurance relating to specific risks to insurance or reinsurance companies through a collateralized instrument, known as collateralized reinsurance. Structured reinsurance investments also may include industry loss warranties (“ILWs”). A traditional ILW takes the form of a bilateral reinsurance contract, but there are also products that take the form of derivatives, collateralized structures, or exchange-traded instruments.
Where the ILS are based on the performance of underlying reinsurance contracts, the Trust has limited transparency into the individual underlying contracts, and therefore must rely upon the risk assessment and sound underwriting practices of the issuer. Accordingly, it may be more difficult for the Adviser to fully evaluate the underlying risk profile of the Trust’s structured reinsurance investments, and therefore the Trust’s assets are placed at greater risk of loss than if the Adviser had more complete information. Structured reinsurance instruments generally will be considered illiquid securities by the Trust. These securities may be difficult to purchase, sell or unwind. Illiquid securities also may be difficult to value. If the Trust is forced to sell an illiquid asset, the Trust may be forced to sell at a loss.
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H.   Repurchase Agreements
Repurchase agreements are arrangements under which the Trust purchases securities from a broker-dealer or a bank, called the counterparty, upon the agreement of the counterparty to repurchase the securities from the Trust at a later date, and at a specific price, which is typically higher than the purchase price paid by the Trust. The securities purchased serve as the Trust’s collateral for the obligation of the counterparty to repurchase the securities. The value of the collateral, including accrued interest, is required to be equal to or in excess of the repurchase price. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Trust’s custodian or a sub-custodian of the Trust. The Adviser is responsible for determining that the value of the collateral remains at least equal to the repurchase price. In the event of a default by the counterparty, the Trust is entitled to sell the securities, but the Trust may not be able to sell them for the price at which they were purchased, thus causing a loss to the Trust. Additionally, if the counterparty becomes insolvent, there is some risk that the Trust will not have a right to the securities, or the immediate right to sell the securities.
As of and for the year ended November 30, 2020, the Trust had no open repurchase agreements.
I.    Credit Default Swap Contracts
A credit default swap is a contract between a buyer of protection and a seller of protection against a pre-defined credit event or an underlying reference obligation, which may be a single security or a basket or index of securities. The Trust may buy or sell credit default swap contracts to seek to increase the Trust’s income, or to attempt to hedge the risk of default on portfolio securities. A credit default swap index is used to hedge risk or take a position on a basket of credit entities or indices.
As a seller of protection, the Trust would be required to pay the notional (or other agreed-upon) value of the referenced debt obligation to the counterparty in the event of a default by a U.S. or foreign corporate issuer of a debt obligation, which would likely result in a loss to the Trust. In return, the Trust would receive from the counterparty a periodic stream of payments during the term of the contract, provided that no event of default occurred. The maximum exposure of loss to the seller would be the notional value of the credit default swaps outstanding. If no default occurs, the Trust would keep the stream of payments and would have no payment obligation. The Trust may also buy credit default swap contracts in order to hedge against the risk of default of debt securities, in which case the Trust would function as the counterparty referenced above.
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As a buyer of protection, the Trust makes an upfront or periodic payment to the protection seller in exchange for the right to receive a contingent payment. An upfront payment made by the Trust, as the protection buyer, is recorded within the “Swap contracts, at value” line item on the Statement of Assets and Liabilities. Periodic payments received or paid by the Trust are recorded as realized gains or losses on the Statement of Operations.
Credit default swap contracts are marked-to-market daily using valuations supplied by independent sources, and the change in value, if any, is recorded within the “Swap contracts, at value” line item on the Statement of Assets and Liabilities. Payments received or made as a result of a credit event or upon termination of the contract are recognized, net of the appropriate amount of the upfront payment, as realized gains or losses on the Statement of Operations.
Credit default swap contracts involving the sale of protection may involve greater risks than if the Trust had invested in the referenced debt instrument directly. Credit default swap contracts are subject to general market risk, liquidity risk, counterparty risk and credit risk. If the Trust is a protection buyer and no credit event occurs, it will lose its investment. If the Trust is a protection seller and a credit event occurs, the value of the referenced debt instrument received by the Trust, together with the periodic payments received, may be less than the amount the Trust pays to the protection buyer, resulting in a loss to the Trust. In addition, obligations under sell protection credit default swaps may be partially offset by net amounts received from settlement of buy protection credit default swaps entered into by the Trust for the same reference obligation with the same counterparty.
Certain swap contracts that are cleared through a central clearinghouse are referred to as centrally cleared swaps. All payments made or received by the Trust are pursuant to a centrally cleared swap contract with the central clearing party rather than the original counterparty. Upon entering into a centrally cleared swap contract, the Trust is required to make an initial margin deposit, either in cash or in securities. The daily change in value on open centrally cleared contracts is recorded as “Variation margin for centrally cleared swap contracts” on the Statement of Assets and Liabilities. Cash received from or paid to the broker related to previous margin movement is held in a segregated account at the broker and is recorded as either “Due from broker for swaps” or “Due to broker for swaps” on the Statement of Assets and Liabilities. The amount of cash deposited with a broker as collateral at November 30, 2020, is recorded as “Swaps collateral” on the Statement of Assets and Liabilities.
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The average market value of credit default swap contracts open during the year ended November 30, 2020, was $325,827. There were no open credit default swap contracts at November 30, 2020.
J.    Automatic Dividend Reinvestment Plan
All shareowners whose shares are registered in their own names automatically participate in the Automatic Dividend Reinvestment Plan (the “Plan”), under which participants receive all dividends and capital gain distributions (collectively, dividends) in full and fractional shares of the Trust in lieu of cash. Shareowners may elect not to participate in the Plan. Shareowners not participating in the Plan receive all dividends and capital gain distributions in cash. Participation in the Plan is completely voluntary and may be terminated or resumed at any time without penalty by notifying American Stock Transfer & Trust Company, the agent for shareowners in administering the Plan (the “Plan Agent”), in writing prior to any dividend record date; otherwise such termination or resumption will be effective with respect to any subsequently declared dividend or other distribution.
If a shareowner’s shares are held in the name of a brokerage firm, bank or other nominee, the shareowner can ask the firm or nominee to participate in the Plan on the shareowner’s behalf. If the firm or nominee does not offer the Plan, dividends will be paid in cash to the shareowner of record. A firm or nominee may reinvest a shareowner’s cash dividends in shares of the Trust on terms that differ from the terms of the Plan.
Whenever the Trust declares a dividend on shares payable in cash, participants in the Plan will receive the equivalent in shares acquired by the Plan Agent either (i) through receipt of additional unissued but authorized shares from the Trust or (ii) by purchase of outstanding shares on the NYSE or elsewhere. If, on the payment date for any dividend, the net asset value per share is equal to or less than the market price per share plus estimated brokerage trading fees (market premium), the Plan Agent will invest the dividend amount in newly issued shares. The number of newly issued shares to be credited to each account will be determined by dividing the dollar amount of the dividend by the net asset value per share on the date the shares are issued, provided that the maximum discount from the then current market price per share on the date of issuance does not exceed 5%. If, on the payment date for any dividend, the net asset value per share is greater than the market value (market discount), the Plan Agent will invest the dividend amount in shares acquired in open-market purchases. There are no brokerage charges with respect to newly issued shares. However, each participant will pay a pro rata share of brokerage trading fees incurred with respect to the Plan Agent’s open-market purchases. Participating in
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the Plan does not relieve shareowners from any federal, state or local taxes which may be due on dividends paid in any taxable year. Shareowners holding Plan shares in a brokerage account may be able to transfer the shares to another broker and continue to participate in the Plan.
Distributions to shareowners are recorded as of the ex-dividend date and paid on the payable date. As of November 30, 2020, the Trust recorded a Distribution Paid in Advance on its Statement of Assets and Liabilities of $1,546,136 to reflect the payment of its November 2020 distribution with a payable date of December 1, 2020.
K.   Statement of Cash Flows
Information on financial transactions which have been settled through the receipt or disbursement of cash or restricted cash is presented in the Statement of Cash Flows. Cash as presented in the Trust’s Statement of Assets and Liabilities includes cash on hand at the Trust’s custodian bank and does not include any short-term investments. As of and for the year ended November 30, 2020, the Trust had no restricted cash presented on the Statement of Assets and Liabilities.
2. Management Agreement
The Adviser manages the Trust’s portfolio. Management fees payable under the Trust’s Advisory Agreement with the Adviser are calculated daily and paid monthly at the annual rate of 0.70% of the Trust’s average daily managed assets. “Managed assets” means (a) the total assets of the Trust, including any form of investment leverage, minus (b) all accrued liabilities incurred in the normal course of operations, which shall not include any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other similar preference securities, and/or (iii) any other means. For the year ended November 30, 2020 the net management fee was 0.70% of the Trust’s average daily managed assets, which was equivalent to 1.00% of the Trust’s average daily net assets.
In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Trust as administrative reimbursements. Included in “Due to affiliates” reflected on the Statement of Assets and Liabilities is $35,115 in management fees, administrative costs and certain other reimbursements payable to the Adviser at November 30, 2020.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 55

3. Compensation of Trustees and Officers
The Trust pays an annual fee to its Trustees. The Adviser reimburses the Trust for fees paid to the Interested Trustees. The Trust does not pay any salary or other compensation to its officers. For the year ended November 30, 2020, the Trust paid $13,550 in Trustees’ compensation, which is reflected on Statement of Operations as Trustees’ fees. At November 30, 2020, the Trust had a payable for Trustees’ fees on its Statement of Assets and Liabilities of $5,029.
4. Transfer Agent
AST serves as the transfer agent with respect to the Trust’s common shares. The Trust pays AST an annual fee, as is agreed to from time to time by the Trust and AST, for providing such services.
In addition, the Trust reimbursed the transfer agent for out-of-pocket expenses incurred by the transfer agent related to shareowner communications activities such as proxy and statement mailings and outgoing phone calls.
5. Additional Disclosures about Derivative Instruments and Hedging Activities
The Trust’s use of derivatives may enhance or mitigate the Trust’s exposure to the following risks:
Interest rate risk relates to the fluctuations in the value of interest-bearing securities due to changes in the prevailing levels of market interest rates.
Credit risk relates to the ability of the issuer of a financial instrument to make further principal or interest payments on an obligation or commitment that it has to the Trust.
Foreign exchange rate risk relates to fluctuations in the value of an asset or liability due to changes in currency exchange rates.
Equity risk relates to the fluctuations in the value of financial instruments as a result of changes in market prices (other than those arising from interest rate risk or foreign exchange rate risk), whether caused by factors specific to an individual investment, its issuer, or all factors affecting all instruments traded in a market or market segment.
Commodity risk relates to the risk that the value of a commodity or commodity index will fluctuate based on increases or decreases in the commodities market and factors specific to a particular industry or commodity.
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The effect of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) on the Statement of Operations by risk exposure at November 30, 2020, was as follows:

Statement of Operations
			Foreign
	Interest	Credit	Exchange	Equity	Commodity
	Rate Risk	Risk	Rate Risk	Risk	Risk
Net realized
gain (loss) on:
Swap contracts	$—	$(2,327,585)	$—	$—	$—
Total Value	$—	$(2,327,585)	$—	$—	$—
Change in net
unrealized
appreciation
(depreciation) on:
Swap contracts	$—	$(261,360)	$—	$—	$—
Total Value	$—	$(261,360)	$—	$—	$—

6. Unfunded Loan Commitments
The Trust may enter into unfunded loan commitments. Unfunded loan commitments may be partially or wholly unfunded. During the contractual period, the Trust is obliged to provide funding to the borrower upon demand. A fee is earned by the Trust on the unfunded loan commitment and is recorded as interest income on the Statement of Operations. Unfunded loan commitments are fair valued in accordance with the valuation policy described in Footnote 1A and unrealized appreciation or depreciation, if any, is recorded on the Statement of Assets and Liabilities.
As of November 30, 2020, the Trust had the following unfunded loan commitments outstanding:

				Unrealized
				Appreciation
Loan	Principal	Cost	Value	(Depreciation)
Spectacle Gary
Holdings LLC	$138,224	$137,199	$135,287	$(1,912)
Total Value	$138,224	$137,199	$135,287	$(1,912)

7. Trust Shares
There are an unlimited number of shares of beneficial interest authorized.
Transactions in shares of beneficial interest for the year ended November 30, 2020 and the year ended November 30, 2019, were as follows:

	11/30/20	11/30/19
Shares outstanding at beginning of year	24,738,174	24,738,174
Shares outstanding at end of year	24,738,174	24,738,174

Pioneer Floating Rate Trust | Annual Report | 11/30/20 57

8. Credit Agreement
Effective November 26, 2013, the Trust entered into a Revolving Credit Facility (the “Credit Agreement”) with the Bank of Nova Scotia in the amount of $160,000,000. The Credit Agreement was established in conjunction with the redemption of all the Trust’s auction market preferred shares. Effective November 22, 2019, the amount of the credit agreement was reduced to $150,000,000 and was also amended to make it an “evergreen” facility. More specifically the credit agreement renews on a daily basis in perpetuity. Either party may elect to terminate its commitment under the credit agreement upon 179-days written notice.
At November 30, 2020, the Trust had a borrowing outstanding under the Credit Agreement totaling $105,450,000. The interest rate charged at November 30, 2020 was 1.04%. During the year ended November 30, 2020, the average daily balance was $114,967,241 at an average interest rate of 1.51%. Interest expense of $1,888,336 in connection with the Credit Agreement is included on the Statement of Operations. During the 12-month period, the Trust decreased the absolute amount of funds borrowed by a total of $34 million, to $105 million as of November 30, 2020. The Trust decreased the amount of funds borrowed in connection with a tender offer which commenced on November 23, 2020 (see Note 11).
The Trust is required to maintain 300% asset coverage with respect to amounts outstanding under the Credit Agreement. Asset coverage is calculated by subtracting the Trust’s total liabilities not including any bank loans and senior securities, from the Trust’s total assets and dividing such amount by the principal amount of the borrowing outstanding.
9. Proxy Related Expenses
During the year ended November 30, 2020, the Trust incurred $1,294,113 of costs related to the annual shareholder meeting, including the cost of services provided by legal counsel to the Trust and to the independent trustees.
10. Certain Affiliated Persons
At November 30, 2020 Saba Capital Management, L.P. and certain associated parties beneficially owned approximately 24.8% of the Trust’s outstanding Common Shares (based on a Form 13D filed by Saba Capital Management, L.P., Saba Capital Management GP, LLC and Mr. Boaz R. Weinstein on August 31, 2020). Under the 1940 Act, the direct or indirect beneficial owner of more than 25% of the voting securities of a company (including the Trust) is presumed to control such company. Companies under common control (e.g., companies with a common owner of greater than 25% of their respective voting securities) are affiliates under the 1940 Act. Shareholders who beneficially own 25% or more of the outstanding shares of the Trust or
58 Pioneer Floating Rate Trust | Annual Report | 11/30/20

who are otherwise deemed to control the Trust may be able to determine or significantly influence the outcome of matters submitted to a vote of the Trust’s shareholders.
11. Subsequent Events
A monthly dividend was declared on December 1, 2020 from undistributed and accumulated net investment income of $0.0625 per share payable December 18, 2020 to shareowners of record on December 11, 2020.
TENDER OFFER
The Trust announced a tender offer on August 31, 2020, and commenced the tender offer on November 23, 2020, pursuant to which the Trust offered to purchase up to 50% of the Trust’s outstanding common shares (the “Shares”) at a price per Share equal to 98.5% of the net asset value per Share as of the close of regular trading on the New York Stock Exchange (“NYSE”) on the business day immediately following the expiration date of the tender offer. The tender offer expired on December 22, 2020. The tender offer was commenced pursuant to a settlement agreement made by the Board with Saba Capital Management, L.P. and certain associated parties.
The Trust accepted 12,369,087 duly tendered and not withdrawn Shares, representing approximately 50% of the Fund’s outstanding Shares. The Shares accepted for tender were repurchased at a price of $11.0616, equal to 98.5% of the net asset value per Share of $11.23 as of the close of regular trading on the New York Stock Exchange on December 23, 2020, the pricing date stated in the Offer to Purchase. Because the total number of Shares tendered exceeded the number of Shares offered to purchase, all tendered Shares were subject to pro-ration in accordance with the terms of the Offer to Purchase. Under final pro-ration, 86.4% of the Shares tendered were accepted for payment, subject to adjustment for fractional shares. Payment for the accepted Shares was made on December 28, 2020. Following the purchase of the tendered Shares, the Fund has approximately 12,369,087 Shares outstanding.
At December 29, 2020, following the completion of the Trust’s tender offer, Saba Capital Management, L.P. and certain associated parties beneficially owned approximately 6.3% of the Trust’s outstanding Common Shares (based on a Form 13G filed by Saba Capital Management, L.P., Saba Capital Management GP, LLC and Mr. Boaz R. Weinstein on December 29, 2020).

Pioneer Floating Rate Trust | Annual Report | 11/30/20 59

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and the Shareholders of
Pioneer Floating Rate Trust:

Opinion on the Financial Statements
We have audited the accompanying statement of assets and liabilities of Pioneer Floating Rate Trust (the “Trust”), including the schedule of investments, as of November 30, 2020, and the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, the financial highlights for each of the four years in the period then ended and the related notes (collectively referred to as the “financial statements”). The financial highlights for the period ended November 30, 2016 were audited by another independent registered public accounting firm whose report, dated January 25, 2017, expressed an unqualified opinion on those financial highlights. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Trust at November 30, 2020, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended, and its financial highlights for each of the four years in the period then ended in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of the Trust’s internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.
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Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 2020, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
We have served as the auditor of one or more Amundi Pioneer investment companies since 2017.
Boston, Massachusetts
January 27, 2021
Pioneer Floating Rate Trust | Annual Report | 11/30/20 61

Additional Information (unaudited)
During the period, there have been no material changes in the Trust’s investment objective or fundamental policies that have not been approved by the shareowners. There have been no changes in the Trust’s charter or By-Laws that would delay or prevent a change in control of the Trust which has not been approved by the shareowners. During the period, there have been no changes in the principal risk factors associated with investment in the Trust. There were no changes in the persons who are primarily responsible for the day-to-day management of the Trust’s portfolio.
Notice is hereby given in accordance with Section 23(c) of the Investment Company Act of 1940 that the Trust may purchase, from time to time, its shares in the open market.
Results of Shareholder Meeting
At an annual meeting held on September 16, 2020, shareholders of the Trust were asked to consider the proposal described below.
A report of the total votes cast by the Trust’s shareholders follows:
Proposal 1 – To elect three Class II Trustees

Nominee	For	Withhold
Diane P. Durnin	15,041,926	385,052
Benjamin M. Friedman	14,941,015	485,963
Kenneth J. Taubes	15,044,382	382,596

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INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND PRINCIPAL RISKS
CHANGES OCCURRING DURING THE MOST RECENT FISCAL YEAR
The following information in this annual report is a summary of certain changes during the most recent fiscal year. This information may not reflect all of the changes that have occurred since you purchased shares of the Trust. The following principal risk disclosure has been added with respect to the Trust:
Recent events. The respiratory illness COVID-19 caused by a novel coronavirus has resulted in a global pandemic and major disruption to economies and markets around the world, including the United States. Global financial markets have experienced extreme volatility and severe losses, and trading in many instruments has been disrupted. Liquidity for many instruments has been greatly reduced for periods of time. Some interest rates are very low and in some cases yields are negative. Some sectors of the economy and individual issuers have experienced particularly large losses. These circumstances may continue for an extended period of time, and may continue to affect adversely the value and liquidity of the Trust’s investments. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries and individual issuers, are not known. Governments and central banks, including the Federal Reserve in the U.S., have taken extraordinary and unprecedented actions to support local and global economies and the financial markets. These actions have resulted in significant expansion of public debt, including in the U.S. The impact of these measures, and whether they will be effective to mitigate the economic and market disruption, may not be known for some time. The consequences of high public debt, including its future impact on the economy and securities markets, likewise may not be known for some time.
LIBOR risk. LIBOR (London Interbank Offered Rate) is used extensively in the U.S. and globally as a “benchmark” or “reference rate” for various commercial and financial contracts, including corporate and municipal bonds, bank loans, asset-backed and mortgage-related securities, and interest rate swaps and other derivatives. In July 2017, the United Kingdom Financial Conduct Authority announced the intention to phase out the use of LIBOR by the end of 2021. The expected discontinuation of LIBOR could have a significant impact on financial markets and may present risks for certain market participants, including the Trust. Discontinuation of or changes to LIBOR could have adverse impacts on newly issued financial
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instruments and existing financial instruments that reference LIBOR. For example, debt securities in which the Trust invests may pay interest at floating rates based on LIBOR or may be subject to interest caps or floors based on LIBOR. Derivative investments also may reference LIBOR. In addition, issuers of instruments in which a fund invests may obtain financing at floating rates based on LIBOR, and a fund may use leverage or borrowings based on LIBOR. There is currently no definitive information regarding the future utilization of LIBOR or of any particular replacement reference rate. Discontinuation of or changes to LIBOR could lead to significant short- and long-term uncertainty and market instability and could affect the value and liquidity of securities in which the Trust invests. The risks associated with this discontinuation and transition may be exacerbated if the work necessary to effect an orderly transition to an alternative reference rate is not completed in a timely manner. It remains uncertain how such changes would be implemented and the effects such changes would have on the Trust, issuers of instruments in which the Trust invests, and financial markets generally.
INVESTMENT OBJECTIVES
The Trust’s primary investment objective is to provide a high level of current income. As a secondary investment objective, the Trust seeks preservation of capital to the extent consistent with its primary investment objective. The Trust’s investment objectives are fundamental policies and may not be changed without the approval of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust. There can be no assurance that the Trust will achieve its investment objectives.
PRINCIPAL INVESTMENT STRATEGIES
As a fundamental policy, under normal market conditions, the Trust seeks to achieve its investment objectives by investing at least 80% of its assets (net assets plus borrowings for investment purposes) in senior floating rate loans (“Senior Loans”). Senior Loans typically are made to corporations, partnerships and other business entities that operate in various industries and geographical regions, including non-U.S. borrowers. The Trust also may invest in other floating and variable rate instruments, including second lien loans, and in high yield corporate bonds, investment grade fixed-income debt securities, preferred stocks (many of which have fixed maturities), convertible securities, securities that make “in-kind” interest payments, bonds not paying current income, bonds that do not make regular interest payments and money market instruments. Senior Loans and other floating rate instruments pay interest at rates that adjust or “float” periodically based on a specified interest rate or other reference. The Trust does not
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have a policy of maintaining a specific average credit quality of its portfolio or a minimum portion of its portfolio that must be rated investment grade. The Trust may invest up to 35% of its assets (net assets plus borrowings for investment purposes) in floating rate loans and other securities of non-U.S. issuers, including emerging markets securities. The Trust does not expect that investments in second lien loans generally will exceed 15% of its assets.
The Trust may invest in Senior Loans and other securities of any credit quality, including Senior Loans and other investments that are rated below investment grade, or are unrated but are determined by the Adviser to be of equivalent credit quality. Non-investment grade securities, commonly referred to as junk bonds, are obligations that are rated below investment grade by the national rating agencies that cover the obligations (i.e., Ba and below by Moody’s Investors Service, Inc. (“Moody’s”) or BB and below by Standard & Poor’s Ratings Group (“S&P”)), or if unrated, are determined by the Adviser to be of comparable quality. Investment in securities of below investment grade quality involves substantial risk of loss. “Junk bonds” are considered predominantly speculative with respect to the issuer’s ability to pay interest and repay principal and are susceptible to default or decline in market value due to adverse economic and business developments. Floating rate loans typically are rated below investment grade. Accordingly, a substantial portion of the Trust’s assets may be invested in securities that are rated below investment grade or are unrated. The Trust may invest all or any portion of its assets in securities of issuers that are in default or that are in bankruptcy.
The Trust may consider another fund, such as an exchange-traded fund (ETF), as Senior Loans for purposes of satisfying the Trust’s 80% policy, if the fund invests at least 80% of its assets in Senior Loans.
The Adviser considers both broad economic and issuer specific factors in selecting a portfolio designed to achieve the Trust’s investment objectives. The Adviser selects individual securities based upon the terms of the securities (such as yields compared to U.S. Treasuries or comparable issues, or rates such as LIBOR), liquidity and rating, sector and exposure to particular issuers and sectors. The Adviser also employs fundamental research to assess an issuer’s credit quality, taking into account financial condition and profitability, future capital needs, potential for change in rating agency recommendations, industry outlook, the competitive environment and management ability. In making these portfolio decisions, the Adviser relies on the knowledge, experience and judgment of its staff and the staff of its affiliates who have access to a wide variety of research.
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The Trust may, but is not required to, use various hedging and interest rate transactions to earn income, facilitate portfolio management and mitigate risks. The Trust may purchase and sell derivative instruments such as exchange-listed and over-the-counter put and call options on securities, fixed income and interest rate indices and other financial instruments; purchase and sell financial futures contracts and options thereon; and enter into various interest rate transactions such as swaps, caps, floors or collars or credit transactions and credit default swaps. The Trust also may purchase derivative instruments that combine features of these instruments. The Trust generally seeks to use these instruments and transactions as a portfolio management or hedging technique that seeks to protect against possible adverse changes in the market value of loans or other securities held in or to be purchased for the Trust’s portfolio, to facilitate the sale of certain securities for investment purposes, manage the effective interest rate exposure of the Trust, manage the effective maturity or duration of the Trust’s portfolio or establish positions in the derivatives markets as a temporary substitute for purchasing or selling particular securities.
The Trust may use financial leverage on an ongoing basis for investment purposes by borrowing from banks through a revolving credit facility. Leverage creates special risks not associated with unleveraged funds having a similar investment objectives and policies. These include the possibility of higher volatility of both the net asset value of the Trust and the value of assets serving as asset coverage for the borrowing. The fees and expenses attributed to leverage, including any increase in the management fees, will be borne by holders of common shares. The Adviser intends only to leverage the Trust when it believes that the potential total return on additional investments purchased with the proceeds of leverage is likely to exceed the costs incurred in connection with the leverage. The Trust may not be leveraged at all times, and the amount of leverage, if any, may vary depending on a variety of factors, including the Adviser’s outlook for interest rates and credit markets and the costs that the Trust would incur as a result of such leverage. The Trust’s leveraging strategy may not be successful.
Interest rates on Senior Loans and other securities in which the Trust invests adjust periodically. The interest rates are adjusted based on a base rate plus a premium or spread over the base rate. The Adviser expects that the average effective duration of the Trust’s portfolio of Senior Loans will normally be between zero and two years, reflecting the Trust’s focus on floating rate instruments. Unlike maturity, duration takes into account interest payments that occur throughout the course of holding the instrument. The longer a portfolio’s duration, the more sensitive it will be to changes in interest rates. For example, if the Trust has a two year
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duration, then all other things being equal, the Trust will decrease in value by two percent if interest rates rise one percent. The assumptions that are made about an instrument’s features and options when calculating duration may prove to be incorrect. Duration is calculated by the Adviser, is not an exact measurement and may not reliably predict the Trust’s or a particular security’s price sensitivity to changes in yield or interest rates. Because the interest rate on Senior Loans held by the Trust will reset at short-term intervals, the duration of Senior Loans will be shorter than that of a fixed income security with a comparable term to maturity.
The Adviser’s staff monitors the credit quality and price of Senior Loans and other securities held by the Trust. The Trust may invest in Senior Loans and other securities of any credit quality, including Senior Loans and other investments that are rated below investment grade or are unrated but are determined by the Adviser to be of equivalent credit quality. The Trust does not have a policy of maintaining a specific average credit quality of its portfolio nor a minimum portion of its portfolio that must be rated investment grade. Although the Adviser considers ratings when making investment decisions, it performs its own credit and investment analysis and does not rely primarily on ratings assigned by rating services.
Except for the Trust’s investment objectives and the Trust’s policy to invest at least 80% of its assets in Senior Loans, the Trust’s investment strategies and policies may be changed from time to time without shareholder approval, unless specifically stated otherwise.
Other Investments. Normally, the Trust will invest substantially all of its assets to meet its investment objectives. The Trust may invest the remainder of its assets in securities with remaining maturities of less than one year or cash equivalents, or it may hold cash. For temporary defensive purposes, the Trust may depart from its principal investment strategies and invest part or all of its assets in securities with remaining maturities of less than one year or cash equivalents, or it may hold cash. During such periods, the Trust may not be able to achieve its investment objectives.
PORTFOLIO CONTENTS
Floating rate instruments. Floating rate instruments pay interest rates that adjust or “float” periodically based on a specified interest rate or other reference and include floating rate loans, repurchase agreements, money market securities and shares of money market and short-term bond funds.
Floating rate loans. Floating rate loans are provided by banks and other financial institutions to large corporate customers in connection with recapitalizations, acquisitions, and refinancings. These loans are generally acquired as a participation interest in, or assignment of, loans originated by
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a lender or other financial institution. These loans are rated below investment grade. The rates of interest on the loans typically adjust periodically by reference to a base lending rate, such as the London Interbank Offered Rate (LIBOR), a designated U.S. bank’s prime or base rate or the overnight federal funds rate, plus a premium. Some loans reset on set dates, typically every 30 to 90 days, but not to exceed one year. Other loans reset periodically when the underlying rate resets.
Senior loans hold a senior position in the capital structure of the borrower. Having a senior position means that, if the borrower becomes insolvent, senior debtholders, like the Trust, will be paid before subordinated debtholders and stockholders of the borrower. Senior loans typically are secured by specific collateral.
Floating rate loans typically are structured and administered by a financial institution that acts as an agent for the holders of the loan. Loans can be acquired directly through the agent, by assignment from another holder of the loan, or as a participation interest in the loan. When the Trust is a direct investor in a loan, the Trust may have the ability to influence the terms of the loan, although the Trust does not act as the sole negotiator or originator of the loan. Participation interests are fractional interests in a loan issued by a lender or other financial institution. When the Trust invests in a loan participation, the Trust does not have a direct claim against the borrower and must rely upon an intermediate participant to enforce any rights against the borrower.
The Trust may invest up to 35% of its total assets in floating rate loans and other securities of non-U.S. issuers, including emerging market issuers, and may engage in certain hedging transactions.
Borrowers may have outstanding debt obligations that are rated below investment grade by a rating agency. A high percentage of loans held by the Trust may be rated below investment grade by independent rating agencies. In the event loans are not rated, they are likely to be the equivalent of below investment grade quality. Debt securities which are unsecured and rated below investment grade (i.e., Ba and below by Moody’s or BB and below by S&P) and comparable unrated bonds, are viewed by the rating agencies as having speculative characteristics and are commonly known as “junk bonds.”
The Trust may hold securities that are unrated or in the lowest ratings categories (rated C by Moody’s or D by S&P). Debt securities rated C by Moody’s are regarded as having extremely poor prospects of ever attaining any real investment standing. Debt securities rated D by S&P are in payment default or a bankruptcy petition has been filed and debt service payments are jeopardized. In order to enforce its rights with defaulted
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securities, the Trust may be required to retain legal counsel and/or a financial adviser. The Trust may have to pursue legal remedies, the results of which are uncertain and expensive. This may increase operating expenses and adversely affect net asset value.
Second lien loans and other subordinated securities. The Trust may invest in second lien loans and other securities that are subordinated or “junior” to more senior securities of the issuer. The investor in a subordinated security of an issuer is entitled to payment after other holders of debt in that issuer.
Other Fixed Income Securities. The Trust also may purchase unsecured loans, other floating rate debt securities such as notes, bonds and asset-backed securities (such as securities issued by special purpose funds investing in bank loans), investment grade and below investment grade fixed income debt obligations and money market instruments, such as commercial paper.
The Trust may invest in zero coupon bonds, deferred interest bonds and bonds or preferred stocks on which the interest is payable in-kind (PIK bonds).
Non-U.S. Investments. The Trust may invest in securities of non-U.S. issuers, including securities of emerging markets issuers. Non-U.S. issuers are issuers that are organized and have their principal offices outside of the United States. Non-U.S. securities may be issued by non-U.S. governments, banks or corporations, or private issuers, and certain supranational organizations, such as the World Bank and the European Union. The Trust considers emerging market issuers to include issuers organized under the laws of an emerging market country, issuers with a principal office in an emerging market country, issuers that derive at least 50% of their gross revenues or profits from goods or services produced in emerging market countries or sales made in emerging market countries, or issuers that have at least 50% of their assets in emerging market countries and emerging market governmental issuers. Emerging markets generally will include, but not be limited to, countries included in the Morgan Stanley Capital International (MSCI) Emerging + Frontier Markets Index.
Mortgage-Backed Securities. The Trust may invest in mortgage-backed securities. Mortgage-backed securities may be issued by private issuers, by government-sponsored entities such as FNMA or FHLMC or by agencies of the U.S. government, such as GNMA. Mortgage-backed securities represent direct or indirect participation in, or are collateralized by and payable from, mortgage loans secured by real property. The Trust’s investments in mortgage-related securities may include mortgage derivatives and structured securities.
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The Trust may invest in collateralized mortgage obligations (CMOs). A CMO is a mortgage-backed bond that is issued in multiple classes, each with a specified fixed or floating interest rate and a final scheduled distribution date. The holder of an interest in a CMO is entitled to receive specified cash flows from a pool of underlying mortgages or other mortgage-backed securities. Depending upon the class of CMO purchased, the holder may be entitled to payment before the cash flow from the pool is used to pay holders of other classes of the CMO or, alternatively, the holder may be paid only to the extent that there is cash remaining after the cash flow has been used to pay other classes. A subordinated interest may serve as a credit support for the senior securities purchased by other investors.
Asset-Backed Securities. The Trust may invest in asset-backed securities. Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. The Trust’s investments in asset-backed securities may include derivative and structured securities. The Trust may invest in asset-backed securities issued by special entities, such as trusts, that are backed by a pool of financial assets. The Trust may invest in collateralized debt obligations (CDOs), which include collateralized bond obligations (CBOs), collateralized loan obligations (CLOs) and other similarly structured securities. A CDO is a trust backed by a pool of fixed income securities. The trust typically is split into two or more portions, called tranches, which vary in credit quality, yield, credit support and right to repayment of principal and interest. Lower tranches pay higher interest rates but represent lower degrees of credit quality and are more sensitive to the rate of defaults in the pool of obligations. Certain CDOs may use derivatives, such as credit default swaps, to create synthetic exposure to assets rather than holding such assets directly.
Insurance-Linked Securities. The Trust may invest in insurance-linked securities (ILS). The Trust could lose a portion or all of the principal it has invested in an ILS, and the right to additional interest or dividend payments with respect to the security, upon the occurrence of one or more trigger events, as defined within the terms of an insurance-linked security. Trigger events, generally, are hurricanes, earthquakes, or other natural events of a specific size or magnitude that occur in a designated geographic region during a specified time period, and/or that involve losses or other metrics that exceed a specific amount. There is no way to accurately predict whether a trigger event will occur, and accordingly, ILS carry significant risk. The Trust is entitled to receive principal and interest and/or dividend payments so long as no trigger event occurs of the description and magnitude specified by the instrument. In addition to the specified trigger
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events, ILS may expose the Trust to other risks, including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences.
The Trust’s investments in ILS may include event-linked bonds. ILS also may include securities issued by special purpose vehicles (“SPVs”) or similar instruments structured to comprise a portion of a reinsurer’s catastrophe-oriented business, known as quota share instruments (sometimes referred to as reinsurance sidecars), or to provide reinsurance relating to specific risks to insurance or reinsurance companies through a collateralized instrument, known as collateralized reinsurance. Structured reinsurance investments also may include industry loss warranties (“ILWs”). A traditional ILW takes the form of a bilateral reinsurance contract, but there are also products that take the form of derivatives, collateralized structures, or exchange-traded instruments. The Trust may invest in interests in pooled entities that invest primarily in ILS.
Where the ILS are based on the performance of underlying reinsurance contracts, the Trust has limited transparency into the individual underlying contracts, and therefore must rely upon the risk assessment and sound underwriting practices of the issuer. Accordingly, it may be more difficult for the Adviser to fully evaluate the underlying risk profile of the Trust’s structured reinsurance investments, and therefore the Trust’s assets are placed at greater risk of loss than if the Adviser had more complete information. Structured reinsurance instruments generally will be considered illiquid securities by the Trust.
Zero Coupon Securities. The Trust may invest in zero coupon securities. Zero coupon securities are debt instruments that do not pay interest during the life of the security but are issued at a discount from the amount the investor will receive when the issuer repays the amount borrowed (the face value). The discount approximates the total amount of interest that would be paid at an assumed interest rate.
Derivatives. The Trust may, but is not required to, use futures and options on securities, indices and currencies, forward foreign currency exchange contracts, swaps, credit-linked notes and other derivatives. The Trust also may enter into credit default swaps, which can be used to acquire or to transfer the credit risk of a security or index of securities without buying or selling the security or securities comprising the relevant index. A derivative is a security or instrument whose value is determined by reference to the
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value or the change in value of one or more securities, currencies, indices or other financial instruments. The Trust may use derivatives for a variety of purposes, including:
•	In an attempt to hedge against adverse changes in the market prices of securities, interest rates or currency exchange rates
•	As a substitute for purchasing or selling securities
•	To attempt to increase the Trust’s return as a non-hedging strategy that may be considered speculative
•	To manage portfolio characteristics (for example, the duration or credit quality of the Trust’s portfolio)
•	As a cash flow management technique
The Trust may choose not to make use of derivatives for a variety of reasons, and any use may be limited by applicable law and regulations.
Common Stocks. The Trust may acquire an interest in common stocks upon the default of a loan or other security secured by such common stock. The Trust may also acquire warrants or other rights to purchase a borrower’s common stock in connection with the making of a loan. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits, if any, of the corporation without preference over any other shareholder or class of shareholders, including holders of such entity’s preferred stock and other senior equity securities. Common stock usually carries with it the right to vote and frequently an exclusive right to do so. In selecting common stocks for investment, the Trust generally expects to focus primarily on the security’s dividend paying capacity rather than on its potential for capital appreciation.
Preferred Stocks. The Trust may invest in preferred securities. Preferred securities are equity securities, but they have many characteristics of fixed income securities, such as a fixed dividend payment rate and/or a liquidity preference over the issuer’s common shares. However, because preferred shares are equity securities, they may be more susceptible to risks traditionally associated with equity investments than the Trust’s fixed income securities.
Convertible Securities. The Trust’s investment in fixed income securities may include bonds and preferred stocks that are convertible into the equity securities of the issuer or a related company. Depending on the relationship of the conversion price to the market value of the underlying securities, convertible securities may trade more like equity securities than debt instruments.
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Other Debt Securities. The Trust may invest in other debt securities. Other debt securities in which the Trust may invest include: securities issued or guaranteed by the U.S. government, its agencies or instrumentalities and custodial receipts therefor; securities issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies or instrumentalities or by international or supranational entities; corporate debt securities, including notes, bonds and debentures; certificates of deposit and bankers’ acceptances issued or guaranteed by, or time deposits maintained at, banks (including U.S. or foreign branches of U.S. banks or U.S. or foreign branches of foreign banks) having total assets of more than $1 billion; commercial paper; and mortgage related securities. These securities may be of any maturity. The value of debt securities can be expected to vary inversely with interest rates.
Money Market Instruments. Money market instruments include short-term U.S. government securities, U.S. dollar-denominated, high quality commercial paper (unsecured promissory notes issued by corporations to finance their short-term credit needs), certificates of deposit, bankers’ acceptances and repurchase agreements relating to any of the foregoing. U.S. government securities include Treasury notes, bonds and bills, which are direct obligations of the U.S. government backed by the full faith and credit of the United States and securities issued by agencies and instrumentalities of the U.S. government, which may be guaranteed by the U.S. Treasury, may be supported by the issuer’s right to borrow from the U.S. Treasury or may be backed only by the credit of the federal agency or instrumentality itself.
Other Investment Companies. The Trust may invest in the securities of other investment companies to the extent that such investments are consistent with the Trust’s investment objectives and principal investment strategies and permissible under the 1940 Act. Subject to the limitations on investment in other investment companies, the Trust may invest in “ETFs.”
Repurchase Agreements. In a repurchase agreement, the Trust purchases securities from a broker/dealer or a bank, called the counterparty, upon the agreement of the counterparty to repurchase the securities from the Trust at a later date, and at a specified price, which is typically higher than the purchase price paid by the Trust. The securities purchased serve as the Trust’s collateral for the obligation of the counterparty to repurchase the securities. If the counterparty does not repurchase the securities, the Trust is entitled to sell the securities, but the Trust may not be able to sell them for the price at which they were purchased, thus causing a loss. Additionally, if the counterparty becomes insolvent, there is some risk that the Trust will not have a right to the securities, or the immediate right to sell the securities.
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PRINCIPAL RISKS
General. The Trust is a closed-end management investment company designed primarily as a long-term investment and not as a trading tool. The Trust is not a complete investment program and should be considered only as an addition to an investor’s existing portfolio of investments. Because the Trust may invest substantially in high yield debt securities, an investment in the Trust’s shares is speculative in that it involves a high degree of risk. Due to uncertainty inherent in all investments, there can be no assurance that the Trust will achieve its investment objective. Instruments in which the Trust invests may only have limited liquidity, or may be illiquid.
Market risk. The market prices of securities held by the Trust may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic, political, or regulatory conditions, recessions, inflation, changes in interest or currency rates, lack of liquidity in the bond markets, the spread of infectious illness or other public health issues, or adverse investor sentiment. In the past decade, financial markets throughout the world have experienced increased volatility, depressed valuations, decreased liquidity and heightened uncertainty. Governmental and non-governmental issuers have defaulted on, or been forced to restructure, their debts. These conditions may continue, recur, worsen or spread. Events that have contributed to these market conditions include, but are not limited to, major cybersecurity events; geopolitical events (including wars and terror attacks); measures to address budget deficits; downgrading of sovereign debt; changes in oil and commodity prices; dramatic changes in currency exchange rates; global pandemics; and public sentiment. U.S. and non-U.S. governments and central banks have provided significant support to financial markets, including by keeping interest rates at historically low levels. U.S. Federal Reserve or other U.S. or non-U.S. governmental or central bank actions, including interest rate increases or decreases, or contrary actions by different governments, could negatively affect financial markets generally, increase market volatility and reduce the value and liquidity of securities in which the Trust invests. Policy and legislative changes in the U.S. and in other countries are affecting many aspects of financial regulation, and these and other events affecting global markets, such as the United Kingdom’s exit from the European Union (or Brexit), may in some instances contribute to decreased liquidity and increased volatility in the financial markets. The impact of these changes on the markets, and the practical implications for market participants, may not be fully known for some time. Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events, trading and tariff arrangements,
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terrorism, natural disasters, infectious illness or public health issues, and other circumstances in one country or region could have profound impacts on global economies or markets. As a result, whether or not the Trust invests in securities of issuers located in or with significant exposure to the countries directly affected, the value and liquidity of the Trust’s investments may be negatively affected. The Trust may experience a substantial or complete loss on any individual security or derivative position.
Recent events. The respiratory illness COVID-19 caused by a novel coronavirus has resulted in a global pandemic and major disruption to economies and markets around the world, including the United States. Global financial markets have experienced extreme volatility and severe losses, and trading in many instruments has been disrupted. Liquidity for many instruments has been greatly reduced for periods of time. Some interest rates are very low and in some cases yields are negative. Some sectors of the economy and individual issuers have experienced particularly large losses. These circumstances may continue for an extended period of time, and may continue to affect adversely the value and liquidity of the Trust’s investments. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries and individual issuers, are not known. Governments and central banks, including the Federal Reserve in the U.S., have taken extraordinary and unprecedented actions to support local and global economies and the financial markets. These actions have resulted in significant expansion of public debt, including in the U.S. The impact of these measures, and whether they will be effective to mitigate the economic and market disruption, may not be known for some time. The consequences of high public debt, including its future impact on the economy and securities markets, likewise may not be known for some time.
LIBOR risk. LIBOR (London Interbank Offered Rate) is used extensively in the U.S. and globally as a “benchmark” or “reference rate” for various commercial and financial contracts, including corporate and municipal bonds, bank loans, asset-backed and mortgage-related securities, and interest rate swaps and other derivatives. In July 2017, the United Kingdom Financial Conduct Authority announced the intention to phase out the use of LIBOR by the end of 2021. The expected discontinuation of LIBOR could have a significant impact on financial markets and may present risks for certain market participants, including the Trust. Discontinuation of or changes to LIBOR could have adverse impacts on newly issued financial instruments and existing financial instruments that reference LIBOR. For example, debt securities in which the Trust invests may pay interest at floating rates based on LIBOR or may be subject to interest caps or floors
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based on LIBOR. Derivative investments also may reference LIBOR. In addition, issuers of instruments in which the Trust invests may obtain financing at floating rates based on LIBOR, and the Trust may use leverage or borrowings based on LIBOR. There is currently no definitive information regarding the future utilization of LIBOR or of any particular replacement reference rate. Discontinuation of or changes to LIBOR could lead to significant short- and long-term uncertainty and market instability and could affect the value and liquidity of securities in which the Trust invests. The risks associated with this discontinuation and transition may be exacerbated if the work necessary to effect an orderly transition to an alternative reference rate is not completed in a timely manner. It remains uncertain how such changes would be implemented and the effects such changes would have on the Trust, issuers of instruments in which the Trust invests, and financial markets generally.
High yield or “junk” bond risk. Debt securities that are below investment grade, called “junk bonds,” are speculative, have a higher risk of default or are already in default, tend to be less liquid and are more difficult to value than higher grade securities. Junk bonds tend to be volatile and more susceptible to adverse events and negative sentiments. These risks are more pronounced for securities that are already in default.
Interest rate risk. Interest rates may go up, causing the value of the Trust’s investments to decline (this risk generally will be greater for securities with longer maturities or durations). For example, if interest rates increase by 1%, the value of a Trust’s portfolio with a portfolio duration of ten years would be expected to decrease by 10%, all other things being equal. The maturity of a security may be significantly longer than its effective duration. A security’s maturity and other features may be more relevant than its effective duration in determining the security’s sensitivity to other factors affecting the issuer or markets generally, such as changes in credit quality or in the yield premium that the market may establish for certain types of securities.
Rising interest rates can lead to increased default rates, as issuers of floating rate securities find themselves faced with higher payments. Unlike fixed rate securities, floating rate securities generally will not increase in value if interest rates decline. Changes in interest rates also will affect the amount of interest income the Trust earns on its floating rate investments
Credit risk. If an issuer or guarantor of a security held by the Trust or a counterparty to a financial contract with the Trust defaults on its obligation to pay principal and/or interest, has its credit rating downgraded or is perceived to be less creditworthy, or the credit quality or value of any underlying assets declines, the value of your investment will typically decline.
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Prepayment or call risk. Many issuers have a right to prepay their securities. If interest rates fall, an issuer may exercise this right. If this happens, the Trust will not benefit from the rise in market price that normally accompanies a decline in interest rates, and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security. The Trust also may lose any premium it paid on the security.
Extension risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below market interest rate, increase the security’s duration and reduce the value of the security.
Risk of illiquid investments. Certain securities and derivatives held by the Trust may be impossible or difficult to purchase, sell or unwind. Illiquid securities and derivatives also may be difficult to value. Liquidity risk may be magnified in a rising interest rate environment. If the Trust is forced to sell an illiquid asset or unwind a derivatives position, the Trust may suffer a substantial loss or may not be able to sell at all.
Portfolio selection risk. The adviser’s judgment about the quality, relative yield, relative value or market trends affecting a particular sector or region, market segment, security or about interest rates generally may prove to be incorrect, or there may be imperfections, errors or limitations in the models, tools and information used by the adviser.
Reinvestment risk. Income from the Trust’s portfolio will decline if the Trust invests the proceeds, repayment or sale of loans or other obligations into lower yielding instruments with a lower spread over the base lending rate. A decline in income could affect the common shares’ distribution rate and their overall return.
Risks of investing in floating rate loans. Floating rate loans and similar investments may be illiquid or less liquid than other investments and difficult to value. Market quotations for these securities may be volatile and/or subject to large spreads between bid and ask prices. No active trading market may exist for many floating rate loans, and many loans are subject to restrictions on resale. Any secondary market may be subject to irregular trading activity and extended trade settlement periods. An economic downturn generally leads to a higher non-payment rate, and a loan may lose significant value before a default occurs.
When the Trust invests in a loan participation, the Trust does not have a direct claim against the borrower and must rely upon an intermediate participant to enforce any rights against the borrower. As a result, the Trust is subject to the risk that an intermediate participant between the Trust and the borrower will fail to meet its obligations to the Trust, in addition to the
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risk that the issuer of the loan will default on its obligations. Also the Trust may be regarded as the creditor of the agent lender (rather than the borrower), subjecting the Trust to the creditworthiness of the lender as well as the borrower.
There is less readily available, reliable information about most senior loans than is the case for many other types of securities. Although the features of senior loans, including being secured by collateral and having priority over other obligations of the issuer, reduce some of the risks of investment in below investment grade securities, the loans are subject to significant risks. the Adviser believes, based on its experience, that senior floating rate loans generally have more favorable loss recovery rates than most other types of below investment grade obligations. However, there can be no assurance that the Trust’s actual loss recovery experience will be consistent with the Adviser’s prior experience or that the senior loans in which the Trust invests will achieve any specific loss recovery rate.
Some of the loans in which the Trust may invest may be “covenant lite.” Covenant lite loans contain fewer maintenance covenants, or no maintenance covenants at all, than traditional loans and may not include terms that allow the lender to monitor the financial performance of the borrower and declare a default if certain criteria are breached. This may expose the Trust to greater credit risk associated with the borrower and reduce the Trust’s ability to restructure a problematic loan and mitigate potential loss. As a result the Trust’s exposure to losses on such investments may be increased, especially during a downturn in the credit cycle.
Second lien loans generally are subject to similar risks as those associated with senior loans. Because second lien loans are subordinated or unsecured and thus lower in priority on payment to senior loans, they are subject to the additional risk that the cash flow of the borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Second lien loans generally have greater price volatility than senior loans and may be less liquid.
Certain floating rate loans and other corporate debt securities involve refinancings, recapitalizations, mergers and acquisitions, and other financings for general corporate purposes. Other loans are incurred in restructuring or “work-out” scenarios, including debtor-in-possession facilities in bankruptcy. Loans in restructuring or similar scenarios may be especially vulnerable to the inherent uncertainties in restructuring processes. In addition, the highly leveraged capital structure of the
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borrowers in any of these transactions, whether acquisition financing or restructuring, may make the loans especially vulnerable to adverse economic or market conditions and the risk of default.
Because affiliates of the Adviser may participate in the primary and secondary market for senior loans, limitations under applicable law may restrict the Trust’s ability to participate in a restructuring of a senior loan or to acquire some senior loans, or affect the timing or price of such acquisition. Loans may not be considered “securities,” and purchasers, such as the Trust, therefore may not be entitled to rely on the anti-fraud protections afforded by federal securities laws.
Collateral risk. The value of collateral, if any, securing a floating rate loan can decline, and may be insufficient to meet the issuer’s obligations or may be difficult to liquidate. In addition, the Trust’s access to collateral may be limited by bankruptcy or other insolvency laws. These laws may be less developed and more cumbersome with respect to the Trust’s non-U.S. floating rate investments. Floating rate loans may not be fully collateralized or may be uncollateralized. Uncollateralized loans involve a greater risk of loss. In the event of a default, the Trust may have difficulty collecting on any collateral and would not have the ability to collect on any collateral for an uncollateralized loan. In addition, the lender’s security interest or their enforcement of their security interest under the loan agreement may be found by a court to be invalid or the collateral may be used to pay other outstanding obligations of the borrower. Further, the Trust’s access to collateral, if any, may be limited by bankruptcy law. To the extent that a loan is collateralized by stock of the borrower or its affiliates, this stock may lose all or substantially all of its value in the event of bankruptcy of the borrower. Loans that are obligations of a holding company are subject to the risk that, in a bankruptcy of a subsidiary operating company, creditors of the subsidiary may recover from the subsidiary’s assets before the lenders to the holding company would receive any amount on account of the holding company’s interest in the subsidiary.
Risk of disadvantaged access to confidential information. The issuer of a floating rate loan may offer to provide material, non-public information about the issuer to investors, such as the Trust. Normally, the Adviser will seek to avoid receiving this type of information about the issuer of a loan either held by, or considered for investment by, the Trust. the Adviser’s decision not to receive the information may place it at a disadvantage, relative to other loan investors, in assessing a loan or the loan’s issuer. For example, in instances where holders of floating rate loans are asked to grant amendments, waivers or consents, the Adviser’s inability to assess the impact of these actions may adversely affect the value of the portfolio. For
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this and other reasons, it is possible that the Adviser’s decision not to receive material, non-public information under normal circumstances could adversely affect the Trust’s investment performance.
Risks of subordinated securities. A holder of securities that are subordinated or “junior” to more senior securities of an issuer is entitled to payment after holders of more senior securities of the issuer. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer, any loss incurred by the subordinated securities is likely to be proportionately greater, and any recovery of interest or principal may take more time. As a result, even a perceived decline in creditworthiness of the issuer is likely to have a greater impact on subordinated securities than more senior securities.
Issuer risk. The value of corporate income-producing securities may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.
U.S. Treasury obligations risk. The market value of direct obligations of the U.S. Treasury may vary due to changes in interest rates. In addition, changes to the financial condition or credit rating of the U.S. government may cause the value of the Trust’s investments in obligations issued by the U.S. Treasury to decline.
U.S. government agency obligations risk. The Trust invests in obligations issued by agencies and instrumentalities of the U.S. government. Government-sponsored entities such as FNMA, FHLMC and the FHLBs, although chartered or sponsored by Congress, are not funded by congressional appropriations and the debt and mortgage-backed securities issued by them are neither guaranteed nor issued by the U.S. government. The maximum potential liability of the issuers of some U.S. government obligations may greatly exceed their current resources, including any legal right to support from the U.S. government. Such debt and mortgage-backed securities are subject to the risk of default on the payment of interest and/or principal, similar to debt of private issuers. Although the U.S. government has provided financial support to FNMA and FHLMC in the past, there can be no assurance that it will support these or other government-sponsored entities in the future.
Mortgage-related and asset-backed securities risk. The value of mortgage-related and asset-backed securities will be influenced by factors affecting the assets underlying such securities. As a result, during periods of declining asset value, difficult or frozen credit markets, swings in interest rates, or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in value, face valuation difficulties, become
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more volatile and/or become illiquid. Mortgage-backed securities tend to be more sensitive to changes in interest rate than other types of debt securities. These securities are also subject to prepayment and extension risks. Some of these securities may receive little or no collateral protection from the underlying assets and are thus subject to the risk of default. The risk of such defaults is generally higher in the case of mortgage-backed investments offered by non-governmental issuers and those that include so-called “sub-prime” mortgages. The structure of some of these securities may be complex and there may be less available information than for other types of debt securities. Upon the occurrence of certain triggering events or defaults, the Trust may become the holder of underlying assets at a time when those assets may be difficult to sell or may be sold only at a loss.
Risks of investing in collateralized debt obligations. Investment in a collateralized debt obligation (CDO) is subject to the credit, subordination, interest rate, valuation, prepayment, extension and other risks of the obligations underlying the CDO and the tranche of the CDO in which the Trust invests. CDOs are subject to liquidity risk. Synthetic CDOs are also subject to the risks of investing in derivatives, such as credit default swaps, and leverage risk.
Risks of instruments that allow for balloon payments or negative amortization payments. Certain debt instruments allow for balloon payments or negative amortization payments. Such instruments permit the borrower to avoid paying currently a portion of the interest accruing on the instrument. While these features make the debt instrument more affordable to the borrower in the near term, they increase the risk that the borrower will be unable to make the resulting higher payment or payments that become due at the maturity of the loan.
Risks of investing in insurance-linked securities. The Trust could lose a portion or all of the principal it has invested in an insurance-linked security, and the right to additional interest and/or dividend payments with respect to the security, upon the occurrence of one or more trigger events, as defined within the terms of an insurance-linked security. Trigger events may include natural or other perils of a specific size or magnitude that occur in a designated geographic region during a specified time period, and/or that involve losses or other metrics that exceed a specific amount. There is no way to accurately predict whether a trigger event will occur and, accordingly, insurance-linked securities carry significant risk. In addition to the specified trigger events, insurance-linked securities may expose the Trust to other risks, including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences. Certain insurance-linked securities may have limited
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liquidity, or may be illiquid. The Trust has limited transparency into the individual contracts underlying certain insurance-linked securities, which may make the risk assessment of such securities more difficult. Certain insurance-linked securities may be difficult to value.
Risks of zero coupon bonds, payment in kind, deferred and contingent payment securities. These securities may be more speculative and may fluctuate more in value than securities which pay income periodically and in cash. In addition, although the Trust receives no periodic cash payments on such securities, the Trust is deemed for tax purposes to receive income from such securities, which applicable tax rules require the Trust to distribute to shareholders. Such distributions may be taxable when distributed to shareholders
Risks of non-U.S. investments. Investing in non-U.S. issuers, or in U.S. issuers that have significant exposure to foreign markets, may involve unique risks compared to investing in securities of U.S. issuers. These risks are more pronounced for issuers in emerging markets or to the extent that the Trust invests significantly in one region or country. These risks may include different financial reporting practices and regulatory standards, less liquid trading markets, extreme price volatility, currency risks, changes in economic, political, regulatory and social conditions, terrorism, sustained economic downturns, financial instability, tax burdens, and investment and repatriation restrictions. Lack of information and less market regulation also may affect the value of these securities. Withholding and other non-U.S. taxes may decrease the Trust’s return. Non-U.S. issuers may be located in parts of the world that have historically been prone to natural disasters. Investing in depositary receipts is subject to many of the same risks as investing directly in non-U.S. issuers. Depositary receipts may involve higher expenses and may trade at a discount (or premium) to the underlying security. A number of countries in the European Union (EU) have experienced, and may continue to experience, severe economic and financial difficulties. In addition, the United Kingdom has withdrawn from the EU (commonly known as “Brexit”). Other countries may seek to withdraw from the EU and/or abandon the euro, the common currency of the EU. The exit by the United Kingdom or other member states will likely result in increased volatility, illiquidity and potentially lower economic growth in the affected markets, which will adversely affect the Trust’s investments. If one or more stockholders of a supranational entity such as the World Bank fail to make necessary additional capital contributions, the entity may be unable to pay interest or repay principal on its debt securities.
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Currency risk. The Trust could experience losses based on changes in the exchange rate between non-U.S. currencies and the U.S. dollar or as a result of currency conversion costs. Currency exchange rates can be volatile, and are affected by factors such as general economic conditions, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls and speculation.
Risks of convertible securities. The market values of convertible securities tend to decline as interest rates increase and, conversely, to increase as interest rates decline. A downturn in equity markets may cause the price of convertible securities to decrease relative to other fixed income securities.
Preferred stocks risk. Preferred stocks may pay fixed or adjustable rates of return. Preferred stocks are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred stocks generally pay dividends only after the company makes required payments to holders of its bonds and other debt. Thus, the value of preferred stocks will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. The market value of preferred stocks generally decreases when interest rates rise. Preferred stocks of smaller companies may be more vulnerable to adverse developments than preferred stocks of larger companies.
Risks of investment in other funds. Investing in other investment companies, including exchange-traded funds (ETFs) and closed-end funds, subjects the Trust to the risks of investing in the underlying securities or assets held by those funds. When investing in another fund, the Trust will bear a pro rata portion of the underlying fund’s expenses, including management fees, in addition to its own expenses. ETFs and closed-end funds are bought and sold based on market prices and can trade at a premium or a discount to the ETF’s or closed-end fund’s net asset value.
Derivatives risk. Using swaps, forward foreign currency exchange contracts, bond and interest rate futures and other derivatives can increase Trust losses and reduce opportunities for gains when market prices, interest rates or the derivative instruments themselves behave in a way not anticipated by the Trust. Using derivatives may increase the volatility of the Trust’s net asset value and may not provide the result intended. Derivatives may have a leveraging effect on the Trust. Some derivatives have the potential for unlimited loss, regardless of the size of the Trust’s initial investment. Derivatives are generally subject to the risks applicable to the assets, rates, indices or other indicators underlying the derivative. Changes in a derivative’s value may not correlate well with the referenced asset or metric. The Trust also may have to sell assets at inopportune times to
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satisfy its obligations. Derivatives may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the Trust. Use of derivatives may have different tax consequences for the Trust than an investment in the underlying security, and such differences may affect the amount, timing and character of income distributed to shareholders. The U.S. government and foreign governments are in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make them more costly, limit their availability or utility, otherwise adversely affect their performance or disrupt markets.
Credit default swap risk. Credit default swap contracts, a type of derivative instrument, involve special risks and may result in losses to the Trust. Credit default swaps may in some cases be illiquid, and they increase credit risk since the Trust has exposure to the issuer of the referenced obligation and either the counterparty to the credit default swap or, if it is a cleared transaction, the brokerage firm through which the trade was cleared and the clearing organization that is the counterparty to that trade.
Structured securities risk. Structured securities may behave in ways not anticipated by the Trust, or they may not receive the tax, accounting or regulatory treatment anticipated by the Trust.
Forward foreign currency transactions risk. The Trust may not fully benefit from or may lose money on forward foreign currency transactions if changes in currency rates do not occur as anticipated or do not correspond accurately to changes in the value of the Trust’s holdings, or if the counterparty defaults. Such transactions may also prevent the Trust from realizing profits on favorable movements in exchange rates. Risk of counterparty default is greater for counterparties located in emerging markets.
Leveraging risk. The value of your investment may be more volatile and other risks tend to be compounded if the Trust borrows or uses derivatives or other investments, such as ETFs, that have embedded leverage. Leverage generally magnifies the effect of any increase or decrease in the value of the Trust’s underlying assets and creates a risk of loss of value on a larger pool of assets than the Trust would otherwise have, potentially resulting in the loss of all assets. Engaging in such transactions may cause the Trust to liquidate positions when it may not be advantageous to do so to satisfy its obligations or meet segregation requirements.
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The Trust may use financial leverage on an ongoing basis for investment purposes by borrowing from banks through a revolving credit facility. The fees and expenses attributed to leverage, including any increase in the management fees, will be borne by holders of common shares. Since the Adviser’s fee is based on a percentage of the Trust’s managed assets, its fee will be higher if the Trust is leveraged, and the Adviser will thus have an incentive to leverage the Trust.
Repurchase agreement risk. In the event that the other party to a repurchase agreement defaults on its obligations, the Trust may encounter delay and incur costs before being able to sell the security. Such a delay may involve loss of interest or a decline in price of the security. In addition, if the Trust is characterized by a court as an unsecured creditor, it would be at risk of losing some or all of the principal and interest involved in the transaction.
Market segment risk. To the extent the Trust emphasizes, from time to time, investments in a market segment, the Trust will be subject to a greater degree to the risks particular to that segment, and may experience greater market fluctuation than a fund without the same focus.
Industries in the financial segment, such as banks, insurance companies and broker-dealers, may be sensitive to changes in interest rates and general economic activity and are generally subject to extensive government regulation.
Valuation risk. The sales price the Trust could receive for any particular portfolio investment may differ from the Trust’s valuation of the investment, particularly for illiquid securities and securities that trade in thin or volatile markets or that are valued using a fair value methodology. The Trust’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third party service providers.
Cybersecurity risk. Cybersecurity failures by and breaches of the Trust’s adviser, transfer agent, custodian, Trust accounting agent or other service providers may disrupt Trust operations, interfere with the Trust’s ability to calculate its NAV, prevent Trust shareholders from purchasing or redeeming shares or receiving distributions, cause loss of or unauthorized access to private shareholder information, and result in financial losses, regulatory fines, penalties, reputational damage, or additional compliance costs.
Cash management risk. The value of the investments held by the Trust for cash management or temporary defensive purposes may be affected by market risks, changing interest rates and by changes in credit ratings of the investments. To the extent that the Trust has any uninvested cash, the Trust
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would be subject to credit risk with respect to the depository institution holding the cash. If the Trust holds cash uninvested, the Trust will not earn income on the cash and the Trust’s yield will go down. During such periods, it may be more difficult for the Trust to achieve its investment objective.
Expense risk. Your actual costs of investing in the Trust may be higher than the expenses shown in “Annual Trust operating expenses” for a variety of reasons. For example, expense ratios may be higher than those shown if overall net assets decrease. Net assets are more likely to decrease and Trust expense ratios are more likely to increase when markets are volatile.
Shareholder Activism Risk. Shareholder activism can take many forms, including making public demands that the Trust consider certain alternatives, engaging in public campaigns to attempt to influence the Trust’s governance and/or management, commencing proxy contests in an effort to elect the activists’ representatives or others to the Trust’s Board of Trustees or to seek other actions such as a tender offer by the Trust or its liquidation, and commencing litigation. Shareholder activism arises in a variety of situations, and has been increasing in the closed-end fund market recently. Due to the potential volatility of the Trust’s market price and for a variety of other reasons, the Trust may become the target of shareholder activism. Shareholder activism could result in substantial costs and divert management’s and the Board’s attention and resources from other matters. Also, the Trust may be required to incur significant legal and other expenses related to any activist shareholder matters. Further, the Trust’s market price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any shareholder activism. In general, shareholder activists seek short-term actions that can increase Trust costs per share and be detrimental to long-term stockholders.
Anti-takeover provisions. The Trust’s Agreement and Declaration of Trust and by-laws include provisions that could limit the ability of other entities or persons to acquire control of the Trust or convert the Trust to open-end status.
Please note that there are many other factors that could adversely affect your investment and that could prevent the fund from achieving its goals. An investment in the Trust is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
INVESTMENT RESTRICTIONS
The following are the Trust’s fundamental investment restrictions. These restrictions, along with the Trust’s investment objectives, may not be changed without the approval of the holders of a majority of the Trust’s outstanding voting securities (which for this purpose and under the 1940
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Act means the lesser of (i) 67% of the common shares represented at a meeting at which more than 50% of the outstanding common shares are represented or (ii) more than 50% of the outstanding common shares).
The Trust may not:
(1)	Issue senior securities, other than as permitted by the 1940 Act.
(2)	Borrow money, other than as permitted by the 1940 Act.
(3)
Invest in real estate, except the Trust may invest in securities of issuers that invest in real estate or interests therein, securities that are secured by real estate or interests therein, securities of real estate investment trusts, mortgage-backed securities and other securities that represent a similar indirect interest in real estate, and the Trust may acquire real estate or interests therein through exercising rights or remedies with regard to an instrument.

(4)
Make loans, except that the Trust may (i) make loans or lend portfolio securities in accordance with the Trust’s investment policies, (ii) enter into repurchase agreements, (iii) purchase all or a portion of an issue of publicly distributed debt securities, bank loan participation interests, bank certificates of deposit, acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities, (iv) participate in a credit facility whereby the Trust may directly lend to and borrow money from other affiliated funds to the extent permitted under the 1940 Act or an exemption therefrom and (v) make loans in any other manner consistent with applicable law, as amended and interpreted or modified from time to time by any regulatory authority having jurisdiction.

(5)
Invest in commodities or commodity contracts, except that the Trust may invest in currency instruments and contracts and financial instruments and contracts that might be deemed to be commodities and commodity contracts.

(6)	Act as an underwriter, except insofar as the Trust technically may be deemed to be an underwriter in connection with the purchase or sale of its portfolio securities.
(7)
Invest 25% or more of the value of its total assets in any one industry, provided that this limitation does not apply to the purchase of obligations issued or guaranteed by the U.S government, its agencies or instrumentalities.

(8)	Amend its policy to invest at least 80% of its assets in Senior Loans.

All other investment policies of the Trust are considered non-fundamental and may be changed by the Board of Trustees without prior approval of the Trust’s outstanding voting shares.
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EFFECTS OF LEVERAGE
The following table is furnished in response to requirements of the Securities and Exchange Commission. It is designed to illustrate the effects of leverage on common share total return, assuming investment portfolio total returns (consisting of income and changes in the value of investments held in the Trust’s portfolio) of -10%, -5%, 0%, 5% and 10%. The table below reflects the Trust’s borrowings under a credit agreement as a percentage of the Trust’s total assets (which includes the amounts of leverage obtained through such borrowings), the annual rate of interest on the borrowings as of November 30, 2020, and the annual return that the Trust’s portfolio must experience (net of expenses) in order to cover such costs. The information below does not reflect the Trust’s use of certain other forms of economic leverage achieved through the use of other instruments or transactions not considered to be senior securities under the 1940 Act, such as covered credit default swaps or other derivative instruments.
The assumed investment portfolio returns in the table below are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Trust. Your actual returns may be greater or less than those appearing below. In addition, actual borrowing expenses associated with borrowings by the Trust may vary frequently and may be significantly higher or lower than the rate used for the example below.

Borrowings under Credit Agreement as a percentage of total managed assets
(including assets attributable to borrowings)	27.63%
Annual effective interest rate payable by Trust on borrowings	1.04%
Annual return Trust portfolio must experience (net of expenses) to cover interest
rate on borrowings	0.29%
Common share total return for (10.00)% assumed portfolio total return	(14.21)%
Common share total return for (5.00)% assumed portfolio total return	(7.31)%
Common share total return for 0.00% assumed portfolio total return	(0.40)%
Common share total return for 5.00% assumed portfolio total return	6.51%
Common share total return for 10.00% assumed portfolio total return	13.42%

Common share total return is composed of two elements - investment income net of the Trust’s expenses, including any interest/dividends on assets resulting from leverage, and gains or losses on the value of the securities the Trust owns. As required by Securities and Exchange Commission rules, the table assumes that the Trust is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0%, the Trust must assume that the income it receives on its investments is entirely offset by losses in the value of those investments.
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This table reflects hypothetical performance of the Trust’s portfolio and not the performance of the Trust’s common shares, the value of which will be determined by market forces and other factors.
Should the Trust elect to add additional leverage to its portfolio, the potential benefits of leveraging the Trust’s shares cannot be fully achieved until the proceeds resulting from the use of leverage have been received by the Trust and invested in accordance with the Trust’s investment objective and principal investment strategies. The Trust’s willingness to use additional leverage, and the extent to which leverage is used at any time, will depend on many factors, including, among other things, the Adviser’s assessment of the yield curve environment, interest rate trends, market conditions and other factors.
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Approval of Investment Management Agreement
Amundi Pioneer Asset Management, Inc. (“APAM”) serves as the investment adviser to Pioneer Floating Rate Trust (the “Trust”) pursuant to an investment management agreement between APAM and the Trust. In order for APAM to remain the investment adviser of the Trust, the Trustees of the Trust must determine annually whether to renew the investment management agreement for the Trust.
The contract review process began in January 2020 as the Trustees of the Trust agreed on, among other things, an overall approach and timeline for the process. Contract review materials were provided to the Trustees in March 2020, July 2020 and September 2020. In addition, the Trustees reviewed and discussed the Trust’s performance at regularly scheduled meetings throughout the year, and took into account other information related to the Trust provided to the Trustees at regularly scheduled meetings, in connection with the review of the Trust’s investment management agreement.
In March 2020, the Trustees, among other things, discussed the memorandum provided by Fund counsel that summarized the legal standards and other considerations that are relevant to the Trustees in their deliberations regarding the renewal of the investment management agreement, and reviewed and discussed the qualifications of the investment management teams for the Trust, as well as the level of investment by the Trust’s portfolio managers in the Trust. In July 2020, the Trustees, among other things, reviewed the Trust’s management fees and total expense ratios, the financial statements of APAM and its parent companies, profitability analyses provided by APAM, and analyses from APAM as to possible economies of scale. The Trustees also reviewed the profitability of the institutional business of APAM and APAM’s affiliate, Amundi Pioneer Institutional Asset Management, Inc. (“APIAM” and, together with APAM, “Amundi Pioneer”), as compared to that of APAM’s fund management business, and considered the differences between the fees and expenses of the Trust and the fees and expenses of APAM’s and APIAM’s institutional accounts, as well as the different services provided by APAM to the Trust and by APAM and APIAM to the institutional accounts. The Trustees further considered contract review materials, including additional materials received in response to the Trustees’ request, in September 2020.
At a meeting held on September 15, 2020, based on their evaluation of the information provided by APAM and third parties, the Trustees of the Trust, including the Independent Trustees voting separately, unanimously
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approved the renewal of the investment management agreement for another year. In approving the renewal of the investment management agreement, the Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the renewal of the agreement.
Nature, Extent and Quality of Services
The Trustees considered the nature, extent and quality of the services that had been provided by APAM to the Trust, taking into account the investment objective and strategy of the Trust. The Trustees also reviewed APAM’s investment approach for the Trust and its research process. The Trustees considered the resources of APAM and the personnel of APAM who provide investment management services to the Trust. They also reviewed the amount of non-Trust assets managed by the portfolio managers of the Trust. They considered the non-investment resources and personnel of APAM that are involved in APAM’s services to the Trust, including APAM’s compliance, risk management, and legal resources and personnel. The Trustees noted the substantial attention and high priority given by APAM’s senior management to the Pioneer Fund complex. The Trustees considered the implementation and effectiveness of APAM’s business continuity plan in response to the COVID-19 pandemic.
The Trustees considered that APAM supervises and monitors the performance of the Trust’s service providers and provides the Trust with personnel (including Trust officers) and other resources that are necessary for the Trust’s business management and operations. The Trustees also considered that, as administrator, APAM is responsible for the administration of the Trust’s business and other affairs. The Trustees considered the fees paid to APAM for the provision of administration services.
Based on these considerations, the Trustees concluded that the nature, extent and quality of services that had been provided by APAM to the Trust were satisfactory and consistent with the terms of the investment management agreement.
Performance of the Trust
In considering the Trust’s performance, the Trustees regularly review and discuss throughout the year data prepared by APAM and information comparing the Trust’s performance with the performance of its peer group of funds, as classified by Morningstar, Inc. (Morningstar), and with the performance of the Trust’s benchmark index. The Trustees also regularly
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consider the Trust’s returns at market value relative to its peers, as well as the discount at which the Trust’s shares trade on the New York Stock Exchange compared to its net asset value per share. They also discuss the Trust’s performance with APAM on a regular basis. The Trustees’ regular reviews and discussions were factored into the Trustees’ deliberations concerning the renewal of the investment management agreement.
Management Fee and Expenses
The Trustees considered information showing the fees and expenses of the Trust in comparison to the management fees and expense ratios of a peer group of funds selected on the basis of criteria determined by the Independent Trustees for this purpose using data provided by Strategic Insight Mutual Fund Research and Consulting, LLC (Strategic Insight), an independent third party. The peer group comparisons referred to below are organized in quintiles. Each quintile represents one-fifth of the peer group. In all peer group comparisons referred to below, first quintile is most favorable to the Trust’s shareowners.
The Trustees considered that the Trust’s management fee (based on managed assets) for the most recent fiscal year was in the first quintile relative to the management fees paid by other funds in its Strategic Insight peer group for the comparable period. The Trustees considered that the expense ratio (based on managed assets) of the Trust’s common shares for the most recent fiscal year was in the second quintile relative to its Strategic Insight peer group for the comparable period.
The Trustees reviewed management fees charged by APAM and APIAM to institutional and other clients, including publicly offered European funds sponsored by APAM’s affiliates, unaffiliated U.S. registered investment companies (in a sub-advisory capacity), and unaffiliated foreign and domestic separate accounts. The Trustees also considered APAM’s costs in providing services to the Trust and APAM’s and APIAM’s costs in providing services to the other clients and considered the differences in management fees and profit margins for fund and non-fund services. In evaluating the fees associated with APAM’s and APIAM’s client accounts, the Trustees took into account the respective demands, resources and complexity associated with the Trust and other client accounts. The Trustees noted that, in some instances, the fee rates for those clients were lower than the management fee for the Trust and considered that, under the investment management agreement with the Trust, APAM performs additional services for the Trust that it does not provide to those other clients or services that are broader in scope, including oversight of the Trust’s other service
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providers and activities related to compliance and the extensive regulatory and tax regimes to which the Trust is subject. The Trustees also considered the entrepreneurial risks associated with APAM’s management of the Trust.
The Trustees concluded that the management fee payable by the Trust to APAM was reasonable in relation to the nature and quality of the services provided by APAM.
Profitability
The Trustees considered information provided by APAM regarding the profitability of APAM with respect to the advisory services provided by APAM to the Trust, including the methodology used by APAM in allocating certain of its costs to the management of the Trust. The Trustees also considered APAM’s profit margin in connection with the overall operation of the Trust. They further reviewed the financial results, including the profit margins, realized by APAM and APIAM from non-fund businesses. The Trustees considered APAM’s profit margins in comparison to the limited industry data available and noted that the profitability of any adviser was affected by numerous factors, including its organizational structure and method for allocating expenses. The Trustees concluded that APAM’s profitability with respect to the management of the Trust was not unreasonable.
Economies of Scale
The Trustees considered the extent to which APAM may realize economies of scale or other efficiencies in managing and supporting the Trust. Since the Trust is a closed-end fund that has not raised additional capital, the Trustees concluded that economies of scale were not a relevant consideration in the renewal of the investment advisory agreement.
Other Benefits
The Trustees considered the other benefits that APAM enjoys from its relationship with the Trust. The Trustees considered the character and amount of fees paid or to be paid by the Trust, other than under the investment management agreement, for services provided by APAM and its affiliates. The Trustees further considered the revenues and profitability of APAM’s businesses other than the Fund business. To the extent applicable, the Trustees also considered the benefits to the Trust and to APAM and its affiliates from the use of “soft” commission dollars generated by the Trust to pay for research and brokerage services.
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The Trustees considered that Amundi Pioneer is the principal U.S. asset management business of Amundi, which is one of the largest asset managers globally. Amundi’s worldwide asset management business manages over $1.7 trillion in assets (including the Pioneer Funds). The Trustees considered that APAM’s relationship with Amundi creates potential opportunities for APAM, APIAM and Amundi that derive from APAM’s relationships with the Trust, including Amundi’s ability to market the services of APAM globally. The Trustees noted that APAM has access to additional research and portfolio management capabilities as a result of its relationship with Amundi and Amundi’s enhanced global presence that may contribute to an increase in the resources available to APAM. The Trustees considered that APAM and the Trust receive reciprocal intangible benefits from the relationship, including mutual brand recognition and, for the Trust, direct and indirect access to the resources of a large global asset manager. The Trustees concluded that any such benefits received by APAM as a result of its relationship with the Trust were reasonable.
Conclusion
After consideration of the factors described above as well as other factors, the Trustees, including the Independent Trustees, concluded that the investment management agreement for the Trust, including the fees payable thereunder, was fair and reasonable and voted to approve the proposed renewal of the investment management agreement.
94 Pioneer Floating Rate Trust | Annual Report | 11/30/20

Trustees, Officers and Service Providers

Investment Adviser and Administrator
Amundi Asset Management US, Inc.

Custodian and Sub-Administrator
Brown Brothers Harriman & Co.

Independent Registered Public Accounting Firm
Ernst & Young LLP

Legal Counsel
Morgan, Lewis, Bockius LLP

Transfer Agent
American Stock Transfer & Trust Company
Proxy Voting Policies and Procedures of the Trust are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at www.amundi.com/us. This information is also available on the Securities and Exchange Commission’s web site at www.sec.gov.
Trustees and Officers
The Trust’s Trustees and officers are listed below, together with their principal occupations and other directorships they have held during at least the past five years. Trustees who are interested persons of the Trust within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the Trust are referred to as Independent Trustees. Each of the Trustees serves as a Trustee of each of the 45 U.S. registered investment portfolios for which Amundi US serves as investment adviser (the “Pioneer Funds”). The address for all Trustees and all officers of the Trust is 60 State Street, Boston, Massachusetts 02109.
The Statement of Additional Information of the Trust includes additional information about the Trustees and is available, without charge, upon request, by calling 1-800-225-6292.
Pioneer Floating Rate Trust | Annual Report | 11/30/20 95

Independent Trustees

Name, Age and Position	Term of Office and		Other Directorships
Held With the Trust	Length of Service	Principal Occupation	Held by Trustee
Thomas J. Perna (70) Chairman of the Board and Trustee	Class III Trustee since 2006. Term expires in 2021.
Private investor (2004 – 2008 and 2013 – present); Chairman (2008 – 2013) and Chief Executive Officer (2008 – 2012), Quadriserv, Inc. (technology products for securities lending industry); and Senior Executive Vice President, The Bank of New York (financial and securities services) (1986 – 2004)

Director, Broadridge Financial Solutions, Inc. (investor communications and securities processing provider for financial services industry) (2009 – present); Director, Quadriserv, Inc. (2005 – 2013); and Commissioner, New Jersey State Civil Service Commission (2011 – 2015)

John E. Baumgardner, Jr. (69) Trustee	Class I Trustee since 2019. Term expires in 2021.	Of Counsel (2019 – present), Partner (1983-2018), Sullivan & Cromwell LLP (law firm).	Chairman, The Lakeville Journal Company, LLC, (privately-held community newspaper group) (2015-present)
Diane Durnin (63) Trustee	Class II Trustee since 2020. Term expires in 2023.
Managing Director - Head of Product Strategy and Development, BNY Mellon Investment Management (investment management firm) (2012-2018); Vice Chairman – The Dreyfus Corporation (2005 – 2018): Executive Vice President Head of Product, BNY Mellon Investment Management (2007-2012); Executive Director- Product Strategy, Mellon Asset Management (2005-2007); Executive Vice President Head of Products, Marketing and Client Service, Dreyfus Corporation (investment management firm) (2000-2005); and Senior Vice President Strategic Product and Business Development, Dreyfus Corporation (1994-2000)
None
Benjamin M. Friedman (76) Trustee	Class II Trustee since 2008. Term expires in 2023.	William Joseph Maier Professor of Political Economy, Harvard University (1972 – present)	Trustee, Mellon Institutional Funds Investment Trust and Mellon Institutional Funds Master Portfolio (oversaw 17 portfolios in fund complex) (1989 - 2008)

96 Pioneer Floating Rate Trust | Annual Report | 11/30/20

Name, Age and Position	Term of Office and		Other Directorships
Held With the Trust	Length of Service	Principal Occupation	Held by Trustee
Lorraine H. Monchak (64) Trustee	Class I Trustee since 2015 (Advisory Trustee from 2014 - 2015). Term expires in 2022.
Chief Investment Officer, 1199 SEIU Funds (healthcare workers union pension funds) (2001 – present); Vice President – International Investments Group, American International Group, Inc. (insurance company) (1993 – 2001); Vice President – Corporate Finance and Treasury Group, Citibank, N.A. (1980 – 1986 and 1990 – 1993); Vice President – Asset/Liability Management Group, Federal Farm Funding Corporation (government-sponsored issuer of debt securities) (1988 – 1990); Mortgage Strategies Group, Shearson Lehman Hutton, Inc. (investment bank) (1987 – 1988); and Mortgage Strategies Group, Drexel Burnham Lambert, Ltd. (investment bank) (1986 – 1987)
None
Marguerite A. Piret (72) Trustee	Class III Trustee since 2003. Term expires in 2021.
Chief Financial Officer, American Ag Energy, Inc. (controlled environment and agriculture company) (2016 – present); and President and Chief Executive Officer, Metric Financial Inc. (formerly known as Newbury Piret Company) (investment banking firm) (1981 – 2019)
Director of New America High Income Fund, Inc. (closed-end investment company) (2004 – present); and Member, Board of Governors, Investment Company Institute (2000 – 2006)
Fred J. Ricciardi (73) Trustee	Class III Trustee since 2014. Term expires in 2021.
Private investor (2020 – present); Consultant (investment company services) (2012 – 2020); Executive Vice President, BNY Mellon (financial and investment company services) (1969 – 2012); Director, BNY International Financing Corp. (financial services) (2002 – 2012); Director, Mellon Overseas Investment Corp. (financial services) (2009 – 2012); Director, Financial Models (technology) (2005-2007); Director, BNY Hamilton Funds, Ireland (offshore investment companies) (2004-2007); Chairman/Director, AIB/BNY Securities Services, Ltd., Ireland (financial services) (1999-2006); and Chairman, BNY Alternative Investment Services, Inc. (financial services) (2005-2007)
None

Pioneer Floating Rate Trust | Annual Report | 11/30/20 97

Interested Trustees

Name, Age and Position	Term of Office and		Other Directorships
Held With the Trust	Length of Service	Principal Occupation	Held by Trustee
Lisa M. Jones (58)* Trustee, President and Chief Executive Officer	Class I Trustee since 2014. Term expires in 2022.
Director, CEO and President of Amundi US, Inc. (investment management firm) (since September 2014); Director, CEO and President of Amundi Asset Management US, Inc. (since September 2014); Director, CEO and President of Amundi Distributor US, Inc. (since September 2014); Director, CEO and President of Amundi Asset Management US, Inc. (since September 2014); Chair, Amundi US, Inc., Amundi Distributor US, Inc. and Amundi Asset Management US, Inc. (September 2014 – 2018); Managing Director, Morgan Stanley Investment Management (investment management firm) (2010 – 2013); Director of Institutional Business, CEO of International, Eaton Vance Management (investment management firm) (2005 – 2010); and Director of Amundi Holdings US, Inc. (since 2017)
None
Kenneth J. Taubes (62)* Trustee	Class II Trustee since 2014. Term expires in 2023.
Director and Executive Vice President (since 2008) and Chief Investment Officer, U.S. (since 2010) of Amundi US, Inc. (investment management firm); Director and Executive Vice President and Chief Investment Officer, U.S. of Amundi US (since 2008); Executive Vice President and Chief Investment Officer, U.S. of Amundi Asset Management US, Inc. (since 2009); Portfolio Manager of Amundi US (since 1999); and Director of Amundi Holdings US, Inc. (since 2017)
None

*  Ms. Jones and Mr. Taubes are Interested Trustees because they are officers or directors of the Trust’s investment adviser and certain of its affiliates.
98 Pioneer Floating Rate Trust | Annual Report | 11/30/20

Fund Officers

Name, Age and Position	Term of Office and		Other Directorships
Held With the Trust	Length of Service	Principal Occupation	Held by Officer
Christopher J. Kelley (55) Secretary and Chief Legal Officer	Since 2004. Serves at the discretion of the Board
Vice President and Associate General Counsel of Amundi US since January 2008; Secretary and Chief Legal Officer of all of the Pioneer Funds since June 2010; Assistant Secretary of all of the Pioneer Funds from September 2003 to May 2010; and Vice President and Senior Counsel of Amundi US from July 2002 to December 2007
None
Carol B. Hannigan (59) Assistant Secretary	Since 2010. Serves at the discretion of the Board
Fund Governance Director of Amundi US since December 2006 and
Assistant Secretary of all the Pioneer Funds since June 2010; Manager – Fund Governance of Amundi US from December 2003 to November 2006; and Senior Paralegal of Amundi US from January 2000 to November 2003
None
Thomas Reyes (58) Assistant Secretary	Since 2010. Serves at the discretion of the Board	Assistant General Counsel of Amundi US since May 2013 and Assistant Secretary of all the Pioneer Funds since June 2010; and Counsel of Amundi US from June 2007 to May 2013	None
Mark E. Bradley (61) Treasurer and Chief Financial and Accounting Officer	Since 2008. Serves at the discretion of the Board
Vice President – Fund Treasury of Amundi US; Treasurer of all of the Pioneer Funds since March 2008; Deputy Treasurer of Amundi US from March 2004 to February 2008; and Assistant Treasurer of all of the Pioneer Funds from March 2004 to February 2008
None
Luis I. Presutti (55) Assistant Treasurer	Since 2004. Serves at the discretion of the Board	Director – Fund Treasury of Amundi US since 1999; and Assistant Treasurer of all of the Pioneer Funds since 1999	None
Gary Sullivan (62) Assistant Treasurer	Since 2004. Serves at the discretion of the Board	Senior Manager – Fund Treasury of Amundi US since 2012; and Assistant Treasurer of all of the Pioneer Funds since 2002	None

Pioneer Floating Rate Trust | Annual Report | 11/30/20 99

Fund Officers (continued)

Name, Age and Position	Term of Office and		Other Directorships
Held With the Trust	Length of Service	Principal Occupation	Held by Officer
Antonio Furtado (38) Assistant Treasurer	Since 2020. Serves at the discretion of the Board	Fund Oversight Manager – Fund Treasury of Amundi US since 2020; Assistant Treasurer of all of the Pioneer Funds since 2020; and Senior Fund Treasury Analyst from 2012 - 2020	None
John Malone (50) Chief Compliance Officer	Since 2018. Serves at the discretion of the Board
Managing Director, Chief Compliance Officer of Amundi US Asset Management; Amundi Asset Management US, Inc.; and the Pioneer Funds since September 2018; and Chief Compliance Officer of Amundi Distributor US, Inc. since January 2014.
None
Kelly O’Donnell (49) Anti-Money Laundering Officer	Since 2006. Serves at the discretion of the Board	Vice President – Amundi Asset Management; and Anti-Money Laundering Officer of all the Pioneer Funds since 2006	None

100 Pioneer Floating Rate Trust | Annual Report | 11/30/20

How to Contact Amundi
We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.
You can call American Stock Transfer & Trust Company (AST) for:

Account Information	1-800-710-0935

Or write to AST:
For	Write to

General inquiries, lost dividend checks,	American Stock
change of address, lost stock certificates,	Transfer & Trust
stock transfer	Operations Center
6201 15th Ave.
Brooklyn, NY 11219

Dividend reinvestment plan (DRIP)	American Stock
Transfer & Trust
Wall Street Station
P.O. Box 922
New York, NY 10269-0560

Website	www.amstock.com

For additional information, please contact your investment advisor or visit our web site www.amundi.com/us.
The Trust files a complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year as an exhibit to its reports on Form N-PORT. Shareowners may view the filed Form N-PORT by visiting the Commission’s web site at https://www.sec.gov.

Amundi Asset Management US, Inc.
60 State Street
Boston, MA 02109
www.amundi.com/us
Securities offered through Amundi Distributor US, Inc.
60 State Street, Boston, MA 02109
Underwriter of Pioneer Mutual Funds, Member SIPC

© 2021 Amundi Asset Management US, Inc. 19447-14-0121